WNC HOUSING TAX CREDIT FUND VI, L.P.,
                                    SERIES 9

                        Supplement Dated October 1, 2002
                      To Prospectus Dated November 14, 2001

         This supplement is part of, and should be read in conjunction with, the prospectus of WNC Housing Tax Credit Fund VI, L.P., Series 9 dated November 14, 2001, and the single-page supplement to prospectus dated November 14, 2001. The single-page supplement is not for use in all states. All other supplements are superseded.


                                TABLE OF CONTENTS
                                                                            Page

Status of Series 9 Offering....................................................1
Local Limited Partnership Investments..........................................2
Management's Discussion and Analysis of Financial Condition and Results
     of Operations............................................................15
Prior Performance Summary.....................................................18
Management....................................................................30
Federal Income Tax Considerations.............................................31
Experts.......................................................................31
Financial Statements........................................................FS-i
Prior Performance Tables.....................................................A-1


                           STATUS OF SERIES 9 OFFERING

     Series 9 is now offering a maximum of 25,000 Units on the terms set forth in the prospectus. As of September 26, 2002, Series 9 had received subscriptions in the amount of $7,312,000 (7,312 Units). Of the total, $324,500 currently is represented by investor promissory notes.

                      LOCAL LIMITED PARTNERSHIP INVESTMENTS

       Series 9 has acquired interests in:

   o   Byhalia Estates, L.P., a Mississippi limited partnership;
   o   Calico Terrace Limited Partnership;
   o   505 West Main Limited Partnership;
   o   Mendota I, L.P., an Illinois limited partnership;
   o   North Davison Partners 99 Limited Partnership;
   o   Oakview Terrace Townhomes Limited Partnership;
   o   Parker Estates, L.P., a Mississippi limited partnership;
   o Preservation Partners III Limited Partnership, an Illinois limited partnership; and
   o Saw Mill Creek II Limited Dividend Housing Association Limited Partnership, a Michigan limited partnership.

These entities are referred to herein as local limited partnerships.

   o   Byhalia owns the Byhalia Estates Apartments in Byhalia, Mississippi;
   o   Calico owns the Calico Rock Villas in Calico Rock, Arkansas;
   o   505 West Main owns the Town Square Apartments I in Vermillion, South
       Dakota;
   o Mendota I owns the Kingsfield Apartments in Plano, Illinois, the Morris Family Apartments in Morris, Illinois, and the Westridge Family Apartments in Mendota, Illinois;
   o   North Davison owns the Green Meadows Townhouses in Mitchell, South
       Dakota;
   o   Oakview owns the Oakview Terrace Townhomes in North Beach, Minnesota;
   o   Parker Estates owns the Parker Estates Apartments in Sunflower,
       Mississippi;
   o Preservation Partners III owns the Monmouth Manor Apartments in Monmouth, Illinois; and
   o Saw Mill Creek II owns the Saw Mill Creek II Apartments in Vicksburg, Michigan.

         WNC & Associates, Inc. believes that Series 9 is reasonably likely to retain an interest in the local limited partnerships identified herein. However, Series 9 may not do so as a result of one or more factors. For example, a local limited partnership identified herein may fail to satisfy one or more conditions precedent to the investment of Series 9. Series 9 may fail to raise additional capital necessary to complete the purchase of the local limited partnerships. Moreover, the terms of an acquisition may differ from those as described. Accordingly, investors should not rely on the ability of Series 9 to retain an investment in the local limited partnerships identified herein on the indicated terms in deciding whether to invest in Series 9.

         The following tables contain information concerning the local limited partnerships identified herein and their respective properties:

----------------------------------------------------------------------------------------------------------------------
                                         ESTIMATED
                                         OR ACTUAL    ESTIMATED                              PERMANENT    ANTICIPATED
              PROJECT                    CONSTRUC-    DEVELOPMENT                            MORTGAGE     AGGREGATE
LOCAL         NAME AND                   TION         COST         NUMBER OF     BASIC       LOAN         TAX
LIMITED       NUMBER        LOCATION     COMPLETION   (INCLUDING   APARTMENT     MONTHLY     PRINCIPAL    CREDITS
PARTNERSHIP   OF BUILDINGS  OF PROPERTY  DATE         LAND COST)   UNITS         RENTS       AMOUNT       (1)
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------
BYHALILA      Byhalia       Byhalia      June 2002    $1,006,000   8 1BR Units   $355        $539,500     $349,330
              Estates       (Marshall                              17 2BR Units  $385        RD (3)
              Apartments    County),
                            Mississippi                                                      $204,535
              7 buildings                                                                    RD (3)
              (2)
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------
CALICO        Calico Rock   Calico Rock  July 2003    $1,899,000   12 1BR Units  $410        $904,590     $645,520
              Villas        (Izard                                 17 2BR Units  $470-$485   RD (4)
                            County),
              7 buildings   Arkansas                                                         $530,000
              (2)                                                                            RD (4)
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------
505 WEST MAIN Town Square   Vermillion   September    $2,266,626   36 1BR Units  $556        $1,435,000   $1,086,850
              Apartments I  (Clay        2002                      565 sq. ft.               SNB (6)
                            County),
              1 building    South                                  4 1BR Units   $626
              (5)           Dakota                                 728 sq. ft.
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------
MENDOTA I     Kingsfield    Plano        July 2002    $1,133,000   9 1BR Units   $394        $303,243     $568,320
              Apartments    (Kendall                               12 2BR Units  $429        AB (7)
                            County),                               3 3BR Units   $464
              2 buildings   Illinois                                                         $409,359
              (2)                                                                            RD (8)
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------
MENDOTA I     Morris        Morris       July 2002    $2,422,000   23 1BR Units  $422-$440   $352,907     $1,207,770
              Family        (Grundy                                20 2BR Units  $469-$471   AB (9)
              Apartments    County),                               5 3BR Units   $518-$522
                            Illinois                                                         $1,135,766
              5 buildings                                                                    RD (8)
              (2)
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------


                                                            4

----------------------------------------------------------------------------------------------------------------------
                                         ESTIMATED
                                         OR ACTUAL    ESTIMATED                              PERMANENT    ANTICIPATED
              PROJECT                    CONSTRUC-    DEVELOPMENT                            MORTGAGE     AGGREGATE
LOCAL         NAME AND                   TION         COST         NUMBER OF     BASIC       LOAN         TAX
LIMITED       NUMBER        LOCATION     COMPLETION   (INCLUDING   APARTMENT     MONTHLY     PRINCIPAL    CREDITS
PARTNERSHIP   OF BUILDINGS  OF PROPERTY  DATE         LAND COST)   UNITS         RENTS       AMOUNT       (1)
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------
MENDOTA I     Westridge     Mendota      July 2002    $1,013,000   9 1BR Units   $338        $212,504     $536,100
              Family        (LaSalle                               12 2BR Units  $378        AB (9)
              Apartments    County),                               3 3BR Units   $418
                            Illinois                                                         $394,035
              3 buildings                                                                    RD (8)
              (2)
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------
NORTH DAVISON Green         Mitchell     November     $1,238,900   16 2BR Units  $560        $723,000     $688,000
              Meadows       (Davison     2002                      4 3BR Units   $610        SNB (10)
              Townhouses    County),
                            South
              5 buildings   Dakota
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------
OAKVIEW       Oakview       North        May 2003     $2,558,000   18 2BR Units  $301-$660   $727,914     $1,583,130
              Terrace       Branch                                 6 3BR Units   $750        MHFA (11)
              Townhomes     (Chisago
                            County),                                                         $472,940
              6 buildings   Minnesota                                                        MHFA (12)
              (2)
                                                                                             $248,672
                                                                                             GMHF (13)
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------
PARKER        Parker        Sunflower    August       $1,423,000   4 1BR Units   $440        $682,000     $469,330
ESTATES       Estates       (Sunflower   2002                      24 2BR Units  $452        RD (3)
              Apartments    County),                               4 3BR Units   $465
                            Mississippi                                                      $327,600
              8 buildings                                                                    RD (3)
              (2)
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------













                                       5


----------------------------------------------------------------------------------------------------------------------
                                         ESTIMATED
                                         OR ACTUAL    ESTIMATED                              PERMANENT    ANTICIPATED
              PROJECT                    CONSTRUC-    DEVELOPMENT                            MORTGAGE     AGGREGATE
LOCAL         NAME AND                   TION         COST         NUMBER OF     BASIC       LOAN         TAX
LIMITED       NUMBER        LOCATION     COMPLETION   (INCLUDING   APARTMENT     MONTHLY     PRINCIPAL    CREDITS
PARTNERSHIP   OF BUILDINGS  OF PROPERTY  DATE         LAND COST)   UNITS         RENTS       AMOUNT       (1)
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------
PRESERVATION  Monmouth      Monmouth     July 2002    $1,428,000   16 1BR Units  $300        $268,046     $827,130
PARTNERS III  Manor         (Warren                                16 2BR Units  $322        IHDA (14)
              Apartments    County),
                            Illinois                                                         $533,013
              4 buildings                                                                    RD (3)
              (2)
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------
SAW MILL      Saw     Mill  Vicksburg    May 2002     $1,603,000   8 1BR Units   $273-447    $1,135,000   $547,090
CREEK II      Creek         (Kalamazoo                             16 2BR Units  $323-505    MSHDA (15)
              II            County),
              Apartments    Michigan                                                         $85,500
                                                                                             MSHDA
              1 building                                                                     HOME (16)
------------- ------------- ------------ ------------ ------------ ------------- ----------- ------------ ------------




















                                       6


1. Low income housing tax credits are available over a 10-year period. In the first credit year, Series 9 will receive only that percentage of the annual credit which corresponds to the number of months during which Series 9 was a limited partner of the local limited partnership, and during which the apartment complex was completed and in service. See the discussion under "The Low Income Housing Tax Credit - Utilization of the Low Income Housing Tax Credit" in the prospectus.

2.   Rehabilitation property.

3. The U.S. Department of Agriculture, Rural Development will provide the mortgage loan for a term of 30 years at a market rate of interest prior to reduction of the interest rate by a mortgage interest subsidy to an annual rate of 1%. Principal and interest will be payable monthly based on a 30-year amortization schedule.

4. The U.S. Department of Agriculture, Rural Development will provide the mortgage loan for a term of 30 years at a market rate of interest prior to reduction of the interest rate by a mortgage interest subsidy to an annual rate of 1%. Principal and interest will be payable monthly based on a 42-year amortization schedule. Outstanding principal and interest will be due upon maturity of the loan.

5.   Senior property.

6. Security National Bank will provide the mortgage loan for a term of 15 years at an interest rate of 8.4%. Principal and interest will be payable monthly based on a 30-year amortization schedule. Outstanding principal and interest will be due upon maturity of the loan.

7. Amcor Bank will provide the first mortgage loan for a term of 20 years at an interest rate of 8% per annum. Principal and interest will be payable monthly based on a 40-year amortization schedule. Outstanding principal and interest will be due on maturity of the loan.

8. The U.S. Department of Agriculture, Rural Development will provide the mortgage loan for a term of 30 years at a market rate of interest prior to reduction of the interest rate by a mortgage interest subsidy to an annual rate of 1%. Principal and interest will be payable monthly based on a 40-year amortization schedule. Outstanding principal and interest will be due on maturity of the loan.

9. Amcor Bank will provide the first mortgage loan for a term of 20 years at an interest rate of 8.5% per annum. Principal and interest will be payable monthly based on a 30-year amortization schedule. Outstanding principal and interest will be due on maturity of the loan.



                                       7

10. Security National Bank will provide the mortgage loan for a term of 15 years at an interest rate of 7.4%. Principal and interest will be payable monthly based on a 30-year amortization schedule. Outstanding principal and interest will be due upon maturity of the loan.

11. Minnesota Housing Finance Agency HUD Risk Sharing Program will provide the first mortgage loan for a term of 30 years at an interest rate of 6.2%. Principal and interest will be payable monthly based on a 30-year amortization schedule.

12. Minnesota Housing Finance Agency Minnesota Families Affordable Rental Investment Fund Program will provide the second mortgage loan for a term of 30 years at an interest rate of 1%. Principal and interest will be payable monthly based on a 30-year amortization schedule.

13. Greater Minnesota Housing Fund will provide the third mortgage loan for a term of 30 years at an interest rate of 1%. Principal and interest will be payable monthly based on a 30-year amortization schedule.

14. Illinois Housing Development Agency will provide the mortgage loan for a term of 30 years at an interest rate of 1% per annum. Principal and interest will be payable monthly based on a 590-month amortization schedule. Outstanding principal and interest will be due on maturity of the loan.

15. Michigan State Housing Development Authority will provide the first mortgage loan for a term of 35 years at an interest rate of 4.5% per annum. Principal and interest will be payable monthly based on a 35-year amortization schedule.

16. Michigan State Housing Development Authority HOME funds will be used for the second mortgage loan for a term of 35 years at no interest. Principal will be payable monthly based on a 35-year amortization schedule.

Byhalia (Byhalia): Byhalia is in Marshall County, Mississippi on U.S. Highway 78, approximately 20 miles southeast of Memphis, Tennessee. The population is approximately 10,000. The major employers for Byhalia residents are Thomas & Betts Corp. (electrical components), Hunter Fan (electric fans), and Gen/Havea Tampa Co. (cosmetics).

Calico Rock (Calico): Calico Rock is in Izard County, Arkansas on State Highway 56, approximately 130 miles northeast of Little Rock. The population is approximately 1,000. The major employers for Calico Rock residents are Baxter Healthcare Corp. (medical), Epoxyn Products, Inc.(laboratory products), and Eaton (trucking).

Vermillion (505 West Main): Vermillion is in Clay County, South Dakota at the intersection of Interstate Highway 29 and State Highway 50, approximately 28 miles north of Sioux City. The senior population of the market area is approximately 2,800.

Plano (Mendota - Kingsfield Apartments): Plano is in Kendall County, Illinois on U.S. Highway 34, approximately 50 miles southwest of Chicago. The population is approximately 5,000. The major employers for Plano residents are Plano Molding Company, Menards (retail), and Walmart.

Morris (Mendota - Morris Family Apartments): Morris is in Grundy County, Illinois on Interstate Highway 80, approximately 60 miles southwest of Chicago. The population of Morris is approximately 12,000. The major employers for Morris residents are Commonwealth (title company), Walmart and Morris Hospital.

Mendota (Mendota - Westridge Family Apartments): Mendota is in LaSalle County, Illinois near the intersection of U.S. Highways 34 and 52, approximately 100 miles southwest of Chicago. The population of Mendota is approximately 7,200. The major employers for Mendota residents are RR Donnelley (printer), Mendota Community Hospital and Plano Molding Company.

Mitchell (North Davison): Mitchell is in Davison County, South Dakota along Interstate Highway 90, approximately 42 miles west of Sioux Falls. The population is approximately 20,300. The major employers for Mitchell residents are Avera Queen of Peace (health care), Mitchell School District and Trail King Industries (trailer manufacturing).

North Branch (Oakview): North Branch is in Chisago County, Minnesota on Interstate Highway 35, approximately 45 miles northeast of Minneapolis/St. Paul. The population is approximately 4,000. The major employers for North Branch residents are North Branch Schools, Green Acres Country Care Center and Branch Manufacturing Company.

Sunflower (Parker Estates): Sunflower is in Sunflower County, Mississippi near the intersection of U.S. Highway 82 and State Highway 3, approximately 80 miles northwest of Jackson. The population is approximately 1,250. The major employers for Sunflower residents are Modern Line Products (lawn mowers), Delta Pride (catfish processing) and Ruleville Manufacturing (outerwear).

Monmouth (Preservation Partners III): Monmouth is in Warren County, Illinois near the intersection of U.S. Highways 67 and 34 approximately 10 miles west of Galesburg. The population is approximately 10,500. The major employers for Monmouth residents are Farmland Foods, Warren Achievement Center and Monmouth College.

Vicksburg (Saw Mill Creek II): Vicksburg is in Kalamazoo County, Michigan near Interstate Highway 94, just south of Kalamazoo. The population is approximately 10,000. The major employers for Vicksburg residents are Fox River Paper Company, Triple S Plastics, and Vicksburg Community Schools.

-----------------------------------------------------------------------------------------------------------------
                                           LOCAL                          SHARING RATIOS:
LOCAL           LOCAL                      GENERAL        SHARING         ALLOCATIONS (4) AND
LIMITED         GENERAL       PROPERTY     PARTNER        RATIOS:         SALE OR REFINANCING  SERIES 9's CAPITAL
PARTNERSHIP     PARTNER       MANAGER (1)  FEES (2)       CASH FLOW (3)   PROCEEDS (5)         CONTRIBUTION (6)
--------------- ------------- ------------- -------------- --------------- -------------------- -------------------
BYHALIA         SEMC, Inc.    Southeastern   $41,883       Series 9:       99.98/.01/.01        $244,482
                (7)           Management                   Greater of      30/70
                              Company,                     $1,500 or 15%
                              Inc. (8)                     LGP: 70% of
                                                           the balance
                                                           The balance:
                                                           30/70
--------------- ------------- ------------- -------------- --------------- -------------------- -------------------
CALICO          River Valley  Tri-State      $170,930      Series 9:       99.98/.01/.01        $451,774
                Planning &    Management                   Greater of      30/70
                Development   Corp. (10)                   $500 or 15%
                Corp.                                      LGP: 70%   of
                (9)                                        the balance
                                                           The balance:
                                                           30/70
--------------- ------------- ------------- -------------- --------------- -------------------- -------------------
505 WEST MAIN   Crane &       Oakleaf Real   $230,000      Series 9:          99.98/.01/.01        $760,643
                Fowler        Estate                       Greater of
                Investments,  Management                   $1,500 or 15%
                L.L.C. (11)   Company (12)                 LGP: 70% of
                                                           the balance
                Sioux Falls                                The balance:
                Environmental                              30/70
                Access, Inc.
                (11)
--------------- ------------- ------------- -------------- ------------------ -------------------- -------------------
MENDOTA I        Affordable   Professional   $123,003      Series 9: $750     99.98/.01/.01        $403,426
(Kingsfield)     Housing      Property                     LGP: 70% of        30/70
                 Development  Management,                  the balance
                 Fund, Inc.   LLC (14)                     The balance:
                 (13)                                      30/70
---------------|                           |-------------- ------------------ -------------------- -------------------
MENDOTA I                                    $254,835      Series 9:          99.98/.01/.01        $917,722
(Morris)                                                   Greater of         30/70
                                                           $1,000 or 15%
                                                           LGP: 70% of
                                                           the balance
                                                           The balance:
                                                           30/70
---------------|                           |-------------- ------------------ -------------------- -------------------
MENDOTA I                                    $110,661      Series 9: $750     99.98/.01/.01        $380,555
(Westridge)                                                LGP: 70% of        30/70
                                                           the balance
                                                           The balance:
                                                           30/70
--------------- ------------- ------------- -------------- ------------------ -------------------- -------------------









                                       10


-----------------------------------------------------------------------------------------------------------------
                                           LOCAL                          SHARING RATIOS:
LOCAL           LOCAL                      GENERAL        SHARING         ALLOCATIONS (4) AND
LIMITED         GENERAL       PROPERTY     PARTNER        RATIOS:         SALE OR REFINANCING  SERIES 9's CAPITAL
PARTNERSHIP     PARTNER       MANAGER (1)  FEES (2)       CASH FLOW (3)   PROCEEDS (5)         CONTRIBUTION (6)
--------------- ------------- ------------- -------------- --------------- -------------------- -------------------
NORTH DAVISON   Crane &       Oakleaf Real   $123,500      Series 9:          99.98/.01/.01        $481,504
                Fowler        Estate                       Greater of
                Investments,  Management                   $1,500 or 15%
                L.L.C. (11)   Company (12)                 LGP: 70% of
                                                           the balance
                Sioux Falls                                The balance:
                Environmental                              30/70
                Access, Inc.
                (11)
--------------- ------------- ------------- -------------- ------------------ -------------------- -------------------
OAKVIEW         Curtis G.     CEPCO (16)     $330,000      Series 9:          99.98/.01/.01        $1,108,080
                Carlson Co.,                               Greater of         24.99/.01/75
                Inc. (15)                                  $1,000 or 10%
                                                           LGP: 70% of
                M.F. Carlson                               the balance
                Co.,                                       The balance:
                Inc. (15)                                  24.99/.01/75

                Robert B.
                Carlson (15)
--------------- ------------- ------------- -------------- ------------------ -------------------- -------------------
PARKER          SEMC, Inc.    Southeastern   $53,618       Series 9:          99.98/.01/.01        $328,465
ESTATES         (7)           Management                   Greater of         30/70
                              Company,                     $2,500 or 15%
                              Inc. (8)                     LGP: 70% of
                                                           the balance
                                                           The balance:
                                                           30/70
--------------- ------------- ------------- -------------- ------------------ -------------------- -------------------
PRESERVATION    Affordable    Professional   $69,500       Series 9:          99.98/.01/.01        $578,875
PARTNERS III    Housing       Property                     Greater of         30/70
                Development   Management,                  $1,000 or 15%
                Fund,         LLC (14)                     LGP: 70% of
                Inc. (13)                                  the balance
                                                           The balance:
                                                           30/70
--------------- ------------- ------------- -------------- ------------------ -------------------- -------------------
SAW MILL        Raymond  T.   Cato           $209,124      Series 9:          99.98/.01/.01        $382,886
CREEK II        Cato          Management,                  Greater of         30/70
                (17)          Ltd. (17)                    $1,000 or 15%
                                                           LGP: 70% of
                Christopher                                the balance
                R. Cato (17)                               The balance: 30/70
--------------- ------------- ------------- -------------- ------------------ -------------------- -------------------












                                       11

1. Each local limited partnership will employ either its local general partners or an affiliate of its local general partners, or a third party, as a property manager for leasing and management of the apartment complex. The fee payable generally is determined pursuant to market conditions.

2. Each local limited partnership will pay its local general partners or an affiliate of its local general partners fees for various services, including organization, development, land acquisition, syndication, and the like.

3. Reflects the amount of the net cash flow from operations, if any, to be distributed to Series 9 and the local general partners of each local limited partnership for each year of operations. Net cash flow generally is equal to the excess of revenues over expenses, including the property manager's fee.

4. Subject to certain special allocations, reflects the respective percentage interests in profits, losses and low income housing tax credits of
    (i) Series 9, (ii) WNC Housing, L.P., an affiliate of WNC & Associates, Inc. which is the special limited partner, and (iii) the local general partners.

5. Reflects the percentage interests in any net cash proceeds from sale or refinancing of the apartment complex of (i) Series 9, and (ii) in the case of Oakview only, WNC Housing, L.P., and (iii) the local general partners. Net cash proceeds from sale or refinancing of the apartment complex is equal to the sale proceeds less payment of the mortgage loan and other local limited partnership obligations.

6. Series 9 normally will make its capital contributions to a local limited partnership in stages, with each contribution due when certain conditions regarding construction or operations of the apartment complex have been fulfilled. In the case of a completed apartment complex, Series 9 may pay its capital contributions in full at the time of its acquisition of the local limited partnership. Series 9 expects to negotiate adjuster provisions providing for a reduction in the capital contributions in the event the tax credits are less than originally anticipated. See "Investment Policies" and "Terms of the Local Limited Partnership Agreements" under "Investment Objectives and Policies" in the prospectus.

7. SEMC, Inc., a Mississippi corporation, has developed 15 low income housing properties since 1997. Operating deficit and tax credit guarantees will be provided by Bobby Little, vice president of Southeastern Management Company, Inc. Mr. Little, age 67, has represented to Series 9 that he had a net worth in excess of $1,500,000 as of August 2001.

8. Since 1997, Southeastern Management Company, Inc., a Mississippi corporation, has managed 15 low income housing properties consisting of 538 units.

9. Charles C. Turnage is the principal of River Valley Planning & Development Corp. Mr. Turnage has more than 23 years of experience in real estate and has been involved with the development of seven multi-family tax credit properties since 1994. Mr. Turnage, age 47, has represented to Series 9 that, as of June 2002, he had a net worth in excess of 1,700,000.


                                       12

10. Tri-State Management Corp., an Arkansas corporation which was formed in 1985, currently manages more than 950 units of affordable multi-family housing. Of these units, approximately 550 are tax credit units. The principals of Tri-State Management Corp. are Charles C. Turnage and Lee A. Black.

11. Crane & Fowler Investments, L.L.C. has 25 years of experience in real estate development and has developed four tax credit projects. Sioux Falls Environmental Access, Inc., a non-profit organization, has 25 years of experience in developing affordable housing. Lewis F. Weinberg will provide the construction completion, operating deficit and tax credit guarantees. Mr. Weinberg, age 59, has developed 20 multifamily affordable projects. He has represented to Series 9 that he had a net worth in excess of $3,800,000 as of March 2002.

12. Oakleaf Real Estate Management Company is a South Dakota corporation founded in 1994 by Dennis R. Eckert. It manages more than 550 units of affordable multi-family housing.

13. Affordable Housing Development Fund, Inc. is an Illinois nonprofit corporation which was organized in 1997 for the purpose of developing and preserving affordable housing projects throughout the Midwest. The property is being developed by Star Development, LLC whose principals are Michael Moore and Marylou Moore. The Moores have been involved with multi-family housing properties for 14 years. Star-Holdings of Illinois, LLC will be the guarantor of the project. Star-Holdings of Illinois, LLC has represented to Series 9 that it had a net worth in excess of $6,000,000 as of December 31, 2000.

14. Professional Property Management, LLC is an Illinois corporation which was formed in 1987. The principal of Professional Property Management, LLC is Michael Moore. Professional Property Management, LLC has approximately 6,400 units of affordable multi-family housing under management, 2,400 of which are tax credit units.

15. The local general partners are Curtis G. Carlson Co., Inc., M.F. Carlson Co., Inc. and Robert B. Carlson. The Carlsons collectively have 15 years of experience in developing affordable housing and have developed more than 450 multi-family units. The guarantors of the project are Mark F. Carlson (age 52), Curtis G. Carlson (age 47) and Robert B. Carlson (age 43) (brothers). They have represented to Series 9 that, as of March 2002, they had an aggregate net worth in excess of $2,850,000.


                                       13


16. CEPCO is a Minnesota corporation which was formed in 1968. CEPCO has more than 823 units of affordable multi-family housing under management. The president of CEPCO is Curtis G. Carlson, who is a guarantor of the project.

17. Raymond T. Cato and Christopher R. Cato have more than 20 years of experience in developing affordable housing. Raymond T. Cato is the president of Cato Management, Ltd. which currently manages more than 700 units of affordable housing. Messrs. Cato (ages 65 and 40, respectively) have represented to Series 9 that they had a joint net worth in excess of $14,000,000 as of October 2001.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Liquidity and Capital Resources

         As of August 3, 2001 (the date of the balance sheet included in the prospectus), Series 9 had only nominal funds. It had not yet commenced operations, and the capital anticipated to be raised through its offering of Units had not yet become available. As of March 31, 2002 and June 30, 2002 (the dates of the balance sheets included in this supplement), Series 9 had received and accepted subscriptions in the amounts of $1,933,000 and $4,797,000, respectively. As of September 26, 2002, Series 9 had received and accepted subscriptions in the amount of $7,312,000, of which $324,500 currently is represented by investor promissory notes.

         As of the date hereof, approximately $8,051,000 has been committed to the acquisition of the local limited partnerships identified in this supplement, reserves and offering expenses, an amount which exceeds subscriptions received. No other local limited partnerships have been identified as of the date hereof.

         Overall, as reflected in its Statement of Cash Flows, Series 9 had a net increase in cash and cash equivalents of approximately $1,222,000 for the period August 3, 2001 (date operations commenced) through March 31, 2002, and of approximately $1,276,000 for the quarter ended June 30, 2002. In each instance, the increase was provided almost entirely from the sale of Units.

         The local limited partnerships are not expected to generate cash from operations sufficient to provide distributions to investors in any significant amount. Cash from operations, if any, would first be used to meet operating expenses of Series 9. Operating expenses include the asset management fee. See "Management Compensation" in the prospectus.

         Investments in local limited partnerships are not readily marketable. Such investments may be affected by adverse general economic conditions which, in turn, could substantially increase the risk of operating losses for the apartment complexes, the local limited partnerships and Series 9. These problems may result from a number of factors, many of which cannot be controlled. See "Risk Factors - Risks related to investments in local limited partnerships and apartment complexes" in the prospectus

    Series 9 will establish working capital reserves of at least 3% of its capital contributions. WNC & Associates, Inc. believes this amount will be sufficient to pay the operating costs and administrative expenses of Series 9, which include the asset management fee to WNC & Associates, Inc., expenses attendant to the preparation of tax returns, expenses attendant to the preparation and dissemination of reports to the investors, and other investor servicing obligations of Series 9.

         However, liquidity would be adversely affected if Series 9 failed to raise at least $8,051,000 in aggregate subscription proceeds, or by unanticipated or greater than anticipated operating costs. Defaults or delays in payment of investor promissory notes could also affect liquidity. Such payments are expected to fund a portion of the working capital reserves. To the extent that subscription proceeds and working capital reserves are insufficient to satisfy the cash requirements of Series 9, additional funds would be sought through bank loans or other institutional financing. Series 9 may also use any cash distributions received from the local limited partnerships to pay operating or administrative expenses or to replenish or increase working capital reserves.

         Series 9 is unable to assess its investors to provide additional capital if needed by the Series or its local limited partnerships. Accordingly, if circumstances arise that cause the local limited partnerships to require additional capital, the only possible sources of such capital will be the limited reserves of Series 9, third-party debt financing, which may not be available as the apartment complexes already will be substantially leveraged, advances of the local general partners, advances of WNC & Associates, Inc., other equity sources, which could adversely affect the interest of Series 9 in tax credits and cash distributions and result in adverse tax consequences to the investors, or the sale of the apartment complexes, which could have the same adverse effects. There can be no assurance that funds from any of such sources would be readily available in sufficient amounts to fund the capital requirements of the local limited partnerships in question. If such funds are not available, the local limited partnerships would risk foreclosure on their apartment complexes. See "Risk Factors - Risks related to investments in local limited partnerships and apartment complexes" and "Investment Objectives and Policies - Use of Leverage" in the prospectus.

         The capital needs and resources of Series 9 are expected to undergo major changes during its first several years of operations as a result of the completion of its offering of Units and its acquisition of investments. Thereafter, its capital needs and resources are expected to be relatively stable. See, however, "Risk Factors - Risks related to investments in local limited partnerships and apartment complexes" in the prospectus.

Results of Operations

         As of March 31, 2002 and June 30, 2002, Series 9 had operations which were not material in nature or amount.

Forward-looking Statements

         With the exception of the discussion regarding historical information, this "Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward-looking statements. Other areas of this supplement also include forward-looking statements. All such statements are based on current expectations which are subject to uncertainties, risks and other factors that could cause actual results of operations to differ materially from those projected or implied. Further, certain forward-looking statements are based upon assumptions about future events which may not prove to be accurate.

         Risks and uncertainties inherent in forward-looking statements include, but are not limited to, future sales of Units, cash flows, ability to obtain financing, level of operating expenses, conditions in the low income housing tax credit property market and the economy in general, as well as legal proceedings. Historical results are not necessarily indicative of the operating results for any future period.

                            PRIOR PERFORMANCE SUMMARY

Introduction

         Before 1982 WNC & Associates, Inc. assisted developers of low income housing to structure investments which could be sold in private placements. In connection with these 57 structured partnerships, WNC & Associates, Inc.:

     o provided structuring and consulting services to developers concerning the organization of the limited partnerships which were to own the low income housing developments,

     o arranged for preparation of partnership agreements and other requisite documents for the projects, including legal opinions as to Federal income tax and organizational matters, and

     o arranged for the placement of securities, typically in accordance with Regulation D under the Securities Act of 1933. The developers relied on independent broker-dealers to place such securities.

WNC & Associates, Inc. was not an initial managing general partner of any of the structured partnerships. In the years immediately following the sale of the structured partnerships' interests, WNC & Associates, Inc. monitored the structured partnerships' activities and results of operations. Since then, WNC & Associates, Inc. has provided administrative services to some of the structured partnerships such as the preparation of partnership income tax information. Except for three structured partnerships as to which WNC & Associates, Inc. has become the substituted managing general partner, WNC & Associates, Inc. has no role in the ongoing management of the structured partnerships. Accordingly, the structured partnerships are distinguished from the partnerships as to which WNC & Associates, Inc. was an initial managing general partner and continues to serve as managing general partner. Unlike the structured partnerships, these sponsored partnerships are similar to the Series in that WNC & Associates, Inc. is or was solely responsible for the conduct of the offering, the identification and acquisition of local limited partnership interests, and the management of the sponsored partnerships.

All WNC-Partnerships

         From its formation through March 31, 2002, WNC & Associates, Inc. and its affiliates had raised equity from more than 16,370 investors to acquire interests in a total of 700 properties located in 40 states, the District of Columbia and the U.S. Virgin Islands, and representing more than $1,431,000 in aggregate acquisition costs. Estimates of acquisition costs are equal to equity contributions and debt financing.

         Of the 700 properties, nine of the 57 properties owned by the structured partnerships had been sold or refinanced as of March 31, 2002 and 10 of the 643 properties owned by the sponsored partnerships had been sold as of March 31, 2002. See "Sales of Properties; Terminations of Partnerships" below. Four of the properties sold by sponsored partnerships were tax credit properties.

         Nine of the 57 structured partnerships and one of the 83 sponsored partnerships had completed operations as of March 31, 2002. See "Sales of Properties; Terminations of Partnerships" below. None of these partnerships were tax credit partnerships.

         Exhibit A to this prospectus includes Tables I, II and III which contain additional information as of March 31, 2002 with regard to some of the more recent sponsored partnerships. Table V included in Exhibit A contains information with regard to recent sales of properties by sponsored public partnerships as of March 31, 2002. Table IV has been omitted as none of the sponsored public partnerships had terminated operations as of March 31, 2002.

         Reference also is made to Table VI included in the Registration Statement which describes in greater detail the properties in which some of the more recent sponsored public partnerships have invested. WNC & Associates, Inc. will send to any prospective investor upon request and without a charge a copy of Table VI.

         None of the 57 structured partnerships entailed low income housing tax credit offerings. Of the 83 sponsored partnerships, 17 public and 50 non-public partnerships entailed low income housing tax credit offerings. As of March 31, 2002, the 67 tax credit partnerships had raised an aggregate of approximately $609,000,000 from more than 15,900 investors, and had invested in a total of 599 apartment complexes at an aggregate acquisition cost of approximately $1,302,000,000 in the jurisdictions set forth below. Twenty-four of the 67 tax credit partnerships have held one or more of their apartment complexes for the full 10-year credit period.

                                                 Number of Properties
                                                 --------------------

                            All Structured                                         All Structured
                             And Sponsored      Tax Credit                         And Sponsored        Tax Credit
                               Programs          Programs                             Programs           Programs
                               --------          --------                             --------           --------
         Alabama                  24                24             Nebraska              8                  8
         Arizona                  12                 9              Nevada              12                 12
        Arkansas                  28                28            New Jersey             7                  7
       California                142               101           New Mexico             18                 16
        Colorado                   1                 0             New York             15                 15
  District of Columbia             1                 1          North Carolina          41                 39
         Florida                  14                 8               Ohio               10                  4
         Georgia                   7                 6             Oklahoma             19                 16
          Idaho                    2                 2              Oregon               5                  5
        Illinois                  22                21           Pennsylvania            5                  5
         Indiana                   9                 9          South Carolina          21                 15
          Iowa                    14                14           South Dakota            2                  2
         Kansas                    7                 5             Tennessee            28                 27
        Kentucky                   5                 4               Texas             106                 96
        Louisiana                 19                16           US Virgin Isl           1                  0
        Maryland                   3                 3               Utah                1                  0
        Michigan                   5                 4             Virginia             10                  9
        Minnesota                  9                 9            Washington             3                  2
       Mississippi                13                13           West Virginia           4                  0
        Missouri                  24                21             Wisconsin            19                 19
         Montana                   3                 3              Wyoming              1                  1

         Of the 67 tax credit sponsored partnerships, 15 public and 28 private partnerships conducted all or a portion of their offerings during the period between December 1, 1991 and March 31, 2002. See "Public Partnerships Sponsored Between December 1, 1991 and March 31, 2002" and "Private Partnerships Sponsored Between December 1, 1991 and March 31, 2002" below. These 43 sponsored partnerships were organized to invest in other limited partnerships owning apartment complexes benefiting from low income housing tax credits and, in most instances, one or more other forms of government assistance. Other forms of government assistance include mortgage loan subsidies, which may be availed of by the Series. See "Other Government Assistance Programs."

Public Partnerships Sponsored Between December 1, 1991 and March 31, 2002

         The 15 public partnerships sponsored between December 1, 1991 and March 31, 2002 are:

     o   WNC Housing Tax Credit Fund II, L.P. ("HTCFII"),
     o   WNC California Housing Tax Credits II, L.P. ("CHTCII"),
     o   WNC Housing Tax Credit Fund III, L.P. ("HTCFIII"),
     o   WNC California Housing Tax Credits III, L.P. ("CHTCIII"),
     o   WNC Housing Tax Credit Fund IV, L.P., Series 1 ("HTCFIV Series 1"),
     o   WNC Housing Tax Credit Fund IV, L.P., Series 2 ("HTCFIV Series 2"),
     o   WNC California Housing Tax Credits IV, L.P., Series 4 ("CHTCIV
         Series 4"),
     o   WNC California Housing Tax Credits IV, L.P., Series 5 ("CHTCIV
         Series 5"),
     o   WNC Housing Tax Credit Fund V, L.P., Series 3 ("HTCFV Series 3"),
     o   WNC Housing Tax Credit Fund V, L.P., Series 4 ("HTCFV Series 4"),
     o   WNC Housing Tax Credit Fund VI, L.P., Series 5 ("HTCFVI Series 5"),
     o   WNC Housing Tax Credit Fund VI, L.P., Series 6 ("HTCFVI Series 6"),
     o   WNC Housing Tax Credit Fund VI, L.P., Series 7 ("HTCFVI Series 7"),
     o   WNC Housing Tax Credit Fund VI, L.P., Series 8 ("HTCFVI Series 8"), and
     o   WNC Housing Tax Credit Fund VI, L.P., Series 9 ("HTCFVI Series 9").

         With the exception of HTCFVI Series 9, each of the 15 public partnerships had completed its offering as of March 31, 2002.

         WNC & Associates, Inc. will send to any prospective investor upon request and without charge copies of the most recent report on Form 10-K filed by any of the public partnerships with the SEC which have done so, and will send upon request, for a reasonable fee, the exhibits to such Form 10-K.

         Through March 31, 2002, the 15 public sponsored partnerships had raised an aggregate of approximately $215,744,000 in capital contributions from an aggregate of approximately 12,400 investors and invested in a total of 249 apartment properties located in the following jurisdictions:

     Alabama    18            Kentucky     2          North Carolina     17
     Arizona     4           Louisiana     4                    Ohio      4
    Arkansas    14            Maryland     2                Oklahoma      5
  California    38            Michigan     2                  Oregon      2
     Florida     2           Minnesota     2          South Carolina      3
     Georgia     2         Mississippi     8            South Dakota      2
       Idaho     1            Missouri    12               Tennessee      6
    Illinois    13            Nebraska     7                   Texas     40
     Indiana     2          New Mexico     8                Virginia      5
        Iowa    11            New York     3               Wisconsin      6
      Kansas     4

         The aggregate mortgage debt encumbering the properties was approximately $290,000,000 and the aggregate acquisition cost of the properties was approximately $449,000,000. At the times of the 15 public sponsored partnership's investments therein, 78 of the properties were existing apartment complexes and 169 were under development or construction by the local partnerships which own them.

         All of the 15 public sponsored partnerships have as their principal investment objective providing Federal low income housing tax credits to their investors. Four of them have the additional objective of providing California low income housing tax credits.

         Tax credit information with regard to the 15 public partnerships sponsored since December 1, 1991 and the two other public sponsored partnerships organized to provide low income housing tax credits is set forth in the tables which follow:


                                                          Federal Credit Partnerships

                                                                                                                      Federal Credit
Year(1)Name                                          Credits Received Per $10,000 Investment                      Years Remaining(2)
------------------------------------------------------------------------------------------------------------------------------------

                Total   2001   2000    1999    1998    1997    1996   1995    1994    1993    1992    1991    1990   1989
                -----   ----   ----    ----    ----    ----    ----   ----    ----    ----    ----    ----    ----   ----
1989  HTCF     $14,480    $10   $300  $1,180  $1,410  $1,410  $1,410 $1,410  $1,410  $1,410  $1,410  $1,400  $1,640    $80      0
1990  HTCFII    14,610     50  1,200   1,450   1,450   1,450   1,450  1,450   1,460   1,380   1,210   1,300     760     --      0
1992  HTCFIII   12,880  1,570  1,570   1,600   1,570   1,570   1,570  1,520   1,190     680      40      --      --     --      3
1993  HTCFIV-1   9,900  1,450  1,450   1,460   1,420   1,430   1,360  1,010     320      --      --      --      --     --      4
1994  HTCFIV-2   8,430  1,370  1,380   1,350   1,240   1,130   1,050    700     210      --      --      --      --     --      4
1995  HTCFV-3    6,830  1,340  1,360   1,370   1,310     830     590     30      --      --      --      --      --     --      5
1996  HTCFV-4    4,520  1,210  1,140   1,040     800     190     140     --      --      --      --      --      --     --      6(3)
1997  HTCFVI-5   2,630  1,110    840     480     200      --      --     --      --      --      --      --      --     --      7
1998  HTCFVI-6   1,810    840    720     250      --      --      --     --      --      --      --      --      --     --      8
1999  HTCFVI-7     400    350     50      --      --      --      --     --      --      --      --      --      --     --      9
2000  HTCFVI-8      30     30     --      --      --      --      --     --      --      --      --      --      --     --     11
2001  HTCFVI-9      --     --     --      --      --      --      --     --      --      --      --      --      --     --     12






                                                                      23


                                                     Federal and California Credit Partnerships
                                                                                                                      Federal Credit
Year(1)Name                                           Credits Received Per $10,000 Investment                     Years Remaining(2)
------------------------------------------------------------------------------------------------------------------------------------

                Total   2001   2000    1999    1998    1997    1996   1995    1994    1993    1992    1991    1990   1989
                -----   ----   ----    ----    ----    ----    ----   ----    ----    ----    ----    ----    ----   ----

1989  CHTC     $17,210    $20   $560    $990    $990    $990    $990   $990  $1,180  $1,720  $2,360  $2,590  $2,270 $1,560      0(3)
1991  CHTCII    15,860  1,140  1,170   1,170   1,170   1,440   1,530  2,060   1,940   1,780   1,810     650      --     --      0(3)
1993  CHTCIII   11,110  1,130  1,130   1,130   1,300   1,790   1,970  1,800     800      60      --      --      --     --      4
1994  CHTCIV-4   8,940  1,050  1,120   1,290   1,660   1,770   1,340    710      --      --      --      --      --     --      5
1995  CHTCIV-5   6,330  1,090  1,210   1,620   1,430     980      --     --      --      --      --      --      --     --      8
--------------------------

(1)  Year offering commenced.
(2)  As of December 31, 2001.
(3) These prior programs will generate a small amount of low income housing tax credits for up to five years beyond the stated number of years due to increases in qualified basis.

Private Partnerships Sponsored Between December 1, 1991 and March 31, 2002

     As of March 31, 2002, the 28 private partnerships sponsored between December 1, 1991 and March 31, 2002 involved an aggregate of approximately $286,000,000 in commitments for capital contributions payable in installments from an aggregate of approximately 540 investors. These 28 private sponsored partnerships invested in a total of 247 apartment properties located in the following jurisdictions:


      Alabama      6                Kentucky      2             New York    12
      Arizona      5               Louisiana      9       North Carolina    20
     Arkansas     12                Maryland      1             Oklahoma     8
   California     25                Michigan      2               Oregon     2
  District of                      Minnesota      7         Pennsylvania     5
     Columbia      1             Mississippi      5       South Carolina     8
      Florida      3                Missouri      7            Tennessee     5
      Georgia      3                 Montana      3                Texas    44
        Idaho      1                Nebraska      1             Virginia     4
     Illinois      8                  Nevada     12           Washington     2
      Indiana      4              New Jersey      7            Wisconsin     3
         Iowa      3              New Mexico      5              Wyoming     1
       Kansas      1



         The aggregate mortgage debt encumbering the properties was approximately $408,000,000 and the aggregate acquisition cost of the properties was approximately $693,000,000.

         All but one of the 28 private sponsored partnerships have as their principal investment objective providing Federal low income housing tax credits to their investors. Five of them have the additional objective of providing California low income housing tax credits. One has the sole objective of providing Missouri low income housing tax credits and is not included in the tables which follow.

         Tax credit information with regard to these 27 private sponsored partnerships sponsored since December 1, 1991 to provide Federal or Federal and California low income housing tax credits, and the 22 other private sponsored partnerships organized to provide Federal or Federal and California low income housing tax credits is set forth in the tables which follow:


                                                          Federal Credit Partnerships

                                                                                                                      Federal Credit
Year(1)Name                                          Credits Received Per $10,000 Investment                      Years Remaining(3)
------------------------------------------------------------------------------------------------------------------------------------

                Total    2001   2000   1999   1998  1997   1996   1995   1994   1993   1992   1991  1990(4)  1989 1988  1987
                -----    ----   ----   ----   ----  ----   ----   ----   ----   ----   ----   ----  -------  ---- ----  ----
1987 Pepper
     Tree(5)   $15,770    $20    $20    $70   $660 $1,350 $1,470 $1,470 $1,470 $1,470 $1,470 $1,470 $2,370 $1,530  $900   $30   0(6)
1987 East Bay   14,320     --     --     --     --    380  1,360  1,350  1,360  1,360  1,360  1,360  1,670  1,700 1,400 1,020   0
1987 Sequoia
     Manor      14,990     --     --     --    160  1,390  1,370  1,370  1,370  1,370  1,350  1,380  2,220  1,460 1,340   210   0
1987 Bayou      13,890     --     --     --     --  1,000  1,290  1,290  1,290  1,290  1,290  1,290  2,110  1,400 1,330   310   0
1987 Laurel
     Hill       15,170     60     50     50  1,060  1,180  1,320  1,320  1,320  1,320  1,320  1,300  2,090  1,320 1,230   230   0(6)
1988 Ridgetop   15,160     60     60     60  1,280  1,390  1,390  1,390  1,390  1,390  1,390  1,390  2,250  1,500   220    --   0(6)
1989 Alta Mesa  14,030     --    130    850  1,320  1,320  1,320  1,320  1,320  1,320  1,320  1,320  1,950    540    --    --   0
1990 WNC90      13,770     --    920  1,400  1,400  1,400  1,400  1,400  1,400  1,400  1,400  1,400    250     --    --    --   0
1991 SRXIX      14,110    640  1,270  1,420  1,420  1,440  1,440  1,440  1,440  1,440  1,440    720     --     --    --    --   0
1991 TCXX       14,240    250  1,430  1,430  1,430  1,460  1,460  1,460  1,460  1,460  1,460    940     --     --    --    --   0
1991 TCXXI      13,260  1,300  1,360  1,360  1,360  1,360  1,360  1,360  1,360  1,360  1,030     50     --     --    --    --   1
1992 TCXXII     13,780  1,410  1,410  1,410  1,410  1,410  1,410  1,410  1,410  1,410  1,090     --     --     --    --    --   1
1992 TCXXIII    13,440  1,400  1,400  1,400  1,400  1,400  1,400  1,400  1,400  1,370    870     --     --     --    --    --   1
1992 TCXXV      11,960  1,380  1,380  1,380  1,380  1,380  1,380  1,380  1,280    870    150     --     --     --    --    --   3
1993 TCXXVI     11,420  1,280  1,330  1,330  1,330  1,330  1,330  1,330  1,320    840     --     --     --     --    --    --   2
1993 TCXXVIII    9,850  1,300  1,300  1,300  1,300  1,300  1,300  1,300    640    110     --     --     --     --    --    --   3
1993 TCXXIX      9,770  1,310  1,310  1,310  1,310  1,310  1,290  1,110    790     30     --     --     --     --    --    --   4
1994 TCXXX       8,480  1,230  1,230  1,230  1,230  1,230  1,220  1,000    110     --     --     --     --     --    --    --   4
1994 ITCI       10,320  1,440  1,440  1,530  1,520  1,530  1,670    780    410     --     --     --     --     --    --    --   5
1995 ITCII       8,130  1,530  1,570  1,620  1,460  1,290    590     70     --     --     --     --     --     --    --    --   6
1996 ITCIII      5,080  1,260  1,240  1,200  1,000    380     --     --     --     --     --     --     --     --    --    --   8
1997 ITCV        4,320  1,240  1,230  1,170    660     20     --     --     --     --     --     --     --     --    --    --   8
1998 ITCVI       2,900  1,180  1,090    410    220     --     --     --     --     --     --     --     --     --    --    --   9
1999 ITCVII      2,210  1,200    880    130     --     --     --     --     --     --     --     --     --     --    --    --   9
1999 ITCVIII     1,700  1,170    530     --     --     --     --     --     --     --     --     --     --     --    --    --  10



                                                                        26



                                                          Federal Credit Partnerships
                                                                   (Continued)

                                                                                                                      Federal Credit
Year(1)Name                                          Credits Received Per $10,000 Investment                      Years Remaining(3)
------------------------------------------------------------------------------------------------------------------------------------

                Total    2001   2000   1999   1998  1997   1996   1995   1994   1993   1992   1991  1990(4)  1989 1988  1987
                -----    ----   ----   ----   ----  ----   ----   ----   ----   ----   ----   ----  -------  ---- ----  ----

2000 ITCIX(7)      900    870     30     --     --     --     --     --     --     --     --     --     --     --    --    --  11
2000 ITCXNJ         --     --     --     --     --     --     --     --     --     --     --     --     --     --    --    --  11
2000 ITCXNY        100    100     --     --     --     --     --     --     --     --     --     --     --     --    --    --  11
2000 ITCXII        500    500     --     --     --     --     --     --     --     --     --     --     --     --    --    --  11
2001 ITCXNJ2        --     --     --     --     --     --     --     --     --     --     --     --     --     --    --    --  11
2001 ITCXNY2        --     --     --     --     --     --     --     --     --     --     --     --     --     --    --    --  11
2001 ITCXI          20     20     --     --     --     --     --     --     --     --     --     --     --     --    --    --  11
2001 ITCXIV         --     --     --     --     --     --     --     --     --     --     --     --     --     --    --    --  12
2001 ITCXNY3        --     --     --     --     --     --     --     --     --     --     --     --     --     --    --    --  12















                                                                        27




                                                  Federal and California Credit Partnerships
                                                                                                                      Federal Credit
Year(1)Name                                          Credits Received Per $10,000 Investment                      Years Remaining(3)
------------------------------------------------------------------------------------------------------------------------------------

                Total    2001   2000   1999   1998  1997   1996   1995   1994   1993   1992   1991  1990(4)  1989 1988  1987
                -----    ----   ----   ----   ----  ----   ----   ----   ----   ----   ----   ----  -------  ---- ----  ----

1987 Beech
     Villa     $18,610    $--    $--    $--    $--  $860 $1,360 $1,360 $1,350 $1,350 $1,350 $1,350  $2,670 $3,210 $3,210 $540   0
1988 Elmwood
     Villa      18,620     --     --     30    570   990    990    990    990    990  1,330  2,610   4,010  3,460  1,660   --   0
1988 Poplar
     Villa      18,150     --     --     --    530   970    970    970    970    970    970  2,280   3,420  3,410  2,690   --   0
1988 Olive
     Tree       18,250     10     10     10    760   970    970    970    970    970    970  1,620   3,990  3,310  2,720   --   0(6)
1988 Pine
     Rock       17,640     --     --    230    940   940    940    940    940    880  1,220  3,280   3,810  3,240    280   --   0
1988 Mesa
     Verde      17,500    150    130    190    970 1,030  1,020  1,030  1,030  1,030  1,870  1,690   3,610  2,760    990   --   0(6)
1988 Sunfield   17,070     --     --    280  1,140 1,340  1,340  1,340  1,340  1,340  1,340  1,650   3,090  2,080    790   --   0
1988 Foxglove   16,350     --    540  1,210  1,360 1,360  1,360  1,360  1,360  1,550  2,020  2,020   1,920    290     --   --   0
1989 Elliot
     Place      17,100     --     --    600  1,140 1,200  1,200  1,200  1,200  1,200  1,670  2,460   3,200  2,030     --   --   0
1990 Wheatridge 15,160     70    850  1,120  1,120 1,120  1,120  1,120  1,120  1,480  2,240  2,230   1,570     --     --   --   0
1992 TCXXIV     15,050  1,420  1,260  1,260  1,260 1,260  1,260  1,740  2,180  2,180  1,230     --      --     --     --   --   2
1993 TCXXVII    12,720  1,550  1,270  1,270  1,270 1,290  1,560  1,750  1,740  1,020     --     --      --     --     --   --   4
1997 CTC         6,200  1,250  1,610  2,260    870   210     --     --     --     --     --     --      --     --     --   --   7
2001 ITCXCA         60     60     --     --     --    --     --     --     --     --     --     --      --     --     --   --  11
2002 ITCXCA2        --     --     --     --     --    --     --     --     --     --     --     --      --     --     --   --  12
--------------------

(1)  Year offering commenced.
(2) Represents the return received by investors utilizing deferred payment purchase plans. In many instances the respective returns to cash investors were higher than those listed above inasmuch as the use of deferred payment purchase notes entailed the payment of interest.
(3)  As of December 31, 2001.
(4) In 1990 certain partnerships were permitted to, and did, elect to utilize 150% of the Federal low income housing tax credit otherwise allowable for 1990.
(5) Pepper Tree originally offered Federal low income housing tax credits only. After the investors were admitted to Pepper Tree, the local general partners obtained California low income housing tax credits as well, which are not reflected in this chart.
(6) These sponsored partnerships will generate a small amount of low income housing tax credits for up to five additional years due to increases in qualified basis.
(7) ITC IX was organized primarily to generate Federal low income housing credits only. It also generated California low income housing credits of $210 and $90 in 2001 and 2000, respectively.

Sales of Properties; Terminations of Partnerships

         As of March 31, 2002, 10 properties had been sold by nine sponsored partnerships. Three of the properties were tax credit properties. Two of the sales are discussed under "Asset Management Issues" and one of those two is reflected in Table V of Exhibit A to this prospectus. Of the nine sponsored partnerships, one terminated its operations and the others still hold properties. The terminated partnership was not a tax credit partnership. It returned a portion of the investors' invested capital in addition to providing tax deductions.

         As of March 31, 2002, nine of the structured partnerships had either sold or refinanced nine apartment complexes and terminated operations, returning to investors invested capital in addition to providing tax deductions. None of these partnerships were tax credit partnerships.

Asset Management Issues

         Except as indicated below, all of the properties invested in by the sponsored partnerships currently are operating, leasing, or being completed generally as expected. In cases where developments failed to perform as expected, WNC & Associates, Inc. intensified its monitoring operations, visited the developments, attempted to provide or provided general advice to the local general partners, removed and replaced the local general partners, and/or otherwise sought to seek a resolution of pending problems.

         In a private WNC partnership sponsored in 1996, WNC & Associates, Inc. removed the local general partner of a local limited partnership in 1997 after construction defects were discovered and the local general partner declared bankruptcy. The WNC partnership purchased the local limited partnership's bridge loan at its face value upon maturity thereof. The local limited partnership completed construction using other funds loaned by WNC & Associates, Inc. and the WNC partnership. Thereafter, the WNC partnership sold its interest in the local limited partnership. Proceeds from such sale were used to invest in additional tax credits for the WNC partnership.

         In a public WNC partnership sponsored in 1997, an apartment complex of a local limited partnership operated at a deficit from construction completion in the first calendar quarter of 1999. The local general partner ceased funding of the deficit and was removed by WNC & Associates, Inc. WNC was admitted as the substitute local general partner, and an independent property manager was appointed. WNC sued to recover on the operating deficit guarantee, and reached a settlement with the former local general partner, which is being paid in installments.

         WNC & Associates, Inc. removed the local general partner of six local limited partnerships invested in by three public WNC partnerships sponsored in 1994 and 1995. With regard to one property which was poorly managed by the local general partner and had an occupancy rate below 50%, WNC identified a purchaser and sold the apartment complex for an amount in excess of the debt encumbering the property. With regard to the other five properties, WNC negotiated a restructuring of the loans. The WNC partnerships have written off their investments.

         In two private non-tax credit WNC partnerships, four properties are owned by four local limited partnerships which are in default on mortgage indebtedness owed to Rural Development. WNC has exhausted all administrative hearings in connection with each property, and RD has published a notice of sale against one of them. WNC is continuing its efforts to negotiate with RD a sale of each property.

         In one private tax credit WNC partnership sponsored in 1996, one of four 12-plexes was destroyed by fire. Occupancy was never good, and with the approval of the state tax credit allocating agency and the lender, the local limited partnership is using the insurance proceeds to pay down the debt against the remaining structures. The local general partner is interested in converting some of the remaining units to market-rate rentals. WNC intends to post a bond to avoid any tax credit recapture from these events.

         To the knowledge of WNC & Associates, Inc., there have been no major adverse events concerning the structured partnerships since January 1, 1992 which would be of material interest to the investors. However, because WNC & Associates, Inc. has limited or no involvement with many of the structured partnerships, it may be unaware of the existence of such events. Investors should not take the lack of disclosure of such major adverse events to mean that the structured partnerships have not encountered such major adverse events.

                                   MANAGEMENT

         The officers of WNC & Associates, Inc. are as follows:

         Wilfred N. Cooper, Sr.        Chairman of the Board, Chief Executive
                                       Officer
         Wilfred N. Cooper, Jr.        President, Chief Operating Officer,
                                       Secretary
         David N. Shafer               Executive Vice President
         Sylvester P. Garban           Senior Vice President - Institutional
                                       Investments
         Thomas J. Riha                Vice President - Chief Financial Officer
         David C. Turek                Vice President - Originations
         Michael J. Gaber              Vice President - Acquisitions


         Biographical information for each of these persons is in the prospectus under "Management - WNC & Associates, Inc."

                        FEDERAL INCOME TAX CONSIDERATIONS

Tax Shelter Registration Number

         The taxpayer identification number and tax shelter registration number of Series 9 are 33-0974533 and 01229000008, respectively. See "Federal Income Tax Considerations - Tax Shelter Registration" in the prospectus.


                                     EXPERTS

         The financial statements of WNC Housing Tax Credit Fund VI, L.P., Series 9 as of and for the year ended March 31, 2002, and the balance sheet of WNC & Associates, Inc. as of August 31, 2001, which are included in this supplement and in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon such reports given upon authority of said firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page

WNC Housing Tax Credit Fund VI, L.P., Series 9

Report of Independent Certified Public Accountants..........................FS-1
Balance Sheet, March 31, 2002...............................................FS-2
Statement of Operations for the Period August 3, 2001
     (Date Operations Commenced) through March 31, 2002.....................FS-3
Statement of Partners' Equity for the Period August 3, 2001
     (Date Operations Commenced) through March 31, 2002.....................FS-4
Statement of Cash Flows for the Period August 3, 2001
     (Date Operations Commenced) through March 31, 2002.....................FS-5
Notes to Financial Statements...............................................FS-6

Balance Sheets, June 30, 2002 (unaudited)..................................FS-12
Statement of Operations for the Three Months Ended
     June 30, 2002 (unaudited).............................................FS-13
Statement of Partners' Equity (Deficit) for the Three Months
     Ended June 30, 2002 (unaudited).......................................FS-14
Statement of Cash Flows for the Three Months Ended
     June 30, 2002 (unaudited).............................................FS-15
Notes to Financial Statements (unaudited)..................................FS-16

WNC & Associates, Inc.

Report of Independent Certified Public Accountants.........................FS-26
Consolidated Balance Sheets, May 31, 2002 (unaudited) and
     August 31, 2001.......................................................FS-27
Notes to Consolidated Balance Sheets (unaudited)...........................FS-28

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Partners
WNC Housing Tax Credit Fund VI, L.P., Series 9


We have audited the accompanying balance sheet of WNC Housing Tax Credit Fund VI, L.P., Series 9 (a California Limited Partnership) (the "Partnership") as of March 31, 2002, and the related statements of operations, partners' equity and cash flows for the period August 3, 2001 (date operations commenced) through March 31, 2002. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of WNC Housing Tax Credit Fund VI, L.P., Series 9 (a California Limited Partnership) as of March 31, 2002, and the results of its operations and its cash flows for the period August 3, 2001 (date operations commenced) through March 31, 2002 in conformity with accounting principles generally accepted in the United States of America.




                                                 /s/ BDO SEIDMAN, LLP




Orange County, California
May 2, 2002

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                       (A California Limited Partnership)
                        (A Development Stage Enterprise)

                                  BALANCE SHEET

                                 March 31, 2002







ASSETS

Cash and cash equivalents                                    $    1,221,805
Subscriptions and notes receivable (Note 4)                         364,026
Acquisition fees and costs (Note 2)                                 173,781
                                                               -------------
                                                                  $    1,759,612
                                                               =============

LIABILITIES AND PARTNERS' EQUITY

Liabilities:
   Accrued fees and expenses due to General
     Partner and affiliates (Note 2)                         $      228,940
   Other liabilities                                                  6,900
                                                               -------------
     Total liabilities                                              235,840
                                                               -------------

Commitments and contingencies (Note 5)

Partners' equity (Notes 4 and 6)
   General partner                                                       92
   Limited partners (25,000 units authorized,
     and 1,933 units outstanding at March 31, 2002)               1,523,680
                                                               -------------
     Total partners' equity                                       1,523,772
                                                               -------------
                                                             $    1,759,612
                                                               =============












                 See accompanying notes to financial statements

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                       (A California Limited Partnership)
                        (A Development Stage Enterprise)

                             STATEMENT OF OPERATIONS

            For the Period August 3, 2001 (Date Operations Commenced)
                             through March 31, 2002





Interest income                                        $               441
                                                         ------------------
Operating expenses:
   Amortization (Note 2)                                               189
   Legal and accounting                                              7,635
   Other                                                               155
                                                         ------------------
    Total operating expenses                                         7,979
                                                         ------------------
Loss from operations                                                (7,538)
                                                         ------------------
Net loss                                               $            (7,538)
                                                         ==================
Net loss allocated to:
   General partner                                     $                (8)
                                                         ==================
   Limited partners                                    $            (7,530)
                                                         ==================
Net loss per limited partner unit                      $           (188.25)
                                                         ==================
Outstanding weighted limited partner units                              40
                                                         ==================






















                 See accompanying notes to financial statements

                             WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                                   (A California Limited Partnership)
                                    (A Development Stage Enterprise)

                                     STATEMENT OF PARTNERS' EQUITY

                       For The Period August 3, 2001 (Date Operations Commenced)
                                         through March 31, 2002

                                                               General            Limited              Total
                                                               Partner            Partners
                                                            ---------------    ---------------     ---------------
Contribution from General Partner and initial limited
   partner on August 3, 2001                                 $         100      $       1,000       $       1,100

Sale of limited partnership units                                        -          1,933,000           1,933,000

Sale of limited partnership units issued for
   promissory notes receivable (Note 4)                                  -           (151,500)           (151,500)

Offering expenses                                                        -           (251,290)           (251,290)

Net loss                                                                (8)            (7,530)             (7,538)
                                                            ---------------    ---------------     ---------------
Partners' equity at March 31, 2002                        $             92   $      1,523,680    $      1,523,772
                                                            ===============    ===============     ===============




















                            See accompanying notes to financial statements

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                       (A California Limited Partnership)
                        (A Development Stage Enterprise)

                             STATEMENT OF CASH FLOWS

            For the Period August 3, 2001 (Date Operations Commenced)
                             through March 31, 2002





Cash flows from operating activities:
   Net loss                                                  $         (7,538)
   Adjustments to reconcile net income to
     net cash provided by operating activities:
    Amortization                                                          189
    Change in notes receivable                                            (26)
    Change in due to general partner and affiliates                       890
    Change in other liabilities                                         6,900
                                                            ------------------
Net cash provided by operating
  activities                                                              415
                                                            ------------------
Cash flows from investing activities:
   Capitalized acquisition costs and fees                            (136,530)
                                                            ------------------
Net cash used in investing activities                                (136,530)
                                                            ------------------
Cash flows from financing activities:
   Capital contributions                                            1,418,600
   Offering expenses                                                  (60,680)
                                                            ------------------
Net cash provided by financing activities                           1,357,920
                                                            ------------------
Net increase in cash and cash
  equivalents                                                       1,221,805

Cash and cash equivalents, beginning of period                              -
                                                            ------------------
Cash and cash equivalents, end of period                  $         1,221,805
                                                            ==================










                 See accompanying notes to financial statements

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                       (A California Limited Partnership)
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

            For The Period August 3, 2001 (Date Operations Commenced)
                             through March 31, 2002


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

WNC Housing Tax Credit Fund VI, L.P., Series 9, a California Limited Partnership (the "Partnership"), was formed on July 17, 2001 under the laws of the state of California, and commenced operations on August 3, 2001. The Partnership commenced its offering on November 14, 2001, the effective date of its public offering pursuant to the Securities and Exchange Commission's approval of the Partnership's Pre-Effective Amendment No. 1 to Form S-11 initially filed on August 16, 2001. The Partnership is considered a development-stage enterprise. The Partnership was formed to invest primarily in other limited partnerships and limited liability companies (the "Local Limited Partnerships") which own and operate multi-family housing complexes (the "Housing Complexes") that are eligible for low income housing tax credits. The local general partners (the "Local General Partners") of each Local Limited Partnership retain responsibility for maintaining, operating and managing the Housing Complex.

The general partner is WNC & Associates, Inc. ("WNC" or the "General Partner"). Wilfred N. Cooper, Sr., through the Cooper Revocable Trust, owns 93.65% of the outstanding stock of WNC. Wilfred N. Cooper, Jr., President of WNC, owns 3.01% of the outstanding stock of WNC. The business of the Partnership is conducted primarily through WNC as the Partnership has no employees of its own.

The Partnership shall continue in full force and effect until December 31, 2062, unless terminated prior to that date, pursuant to the partnership agreement or law.

The financial statements include only activity relating to the business of the Partnership, and do not give effect to any assets that the partners may have outside of their interests in the Partnership, or to any obligations, including income taxes, of the partners.

The Partnership agreement authorizes the sale of up to 25,000 units at $1,000 per Unit (the "Units"). As of March 31, 2002, 1,933 Units, representing subscriptions in the amount of $1,933,000, had been accepted. The General Partner has a 0.1% interest in operating profits and losses, taxable income and losses, in cash available for distribution from the Partnership and tax credits. The limited partners will be allocated the remaining 99.9% interest in proportion to their respective investments.

After the limited partners have received proceeds from a sale or refinancing equal to their capital contributions and their return on investment (as defined in the Partnership Agreement) and the General Partner has received proceeds equal to its capital contribution and a subordinated disposition fee (as described in Note 2) from the remainder, any additional sale or refinancing proceeds will be distributed 90% to the limited partners (in proportion to their respective investments) and 10% to the General Partner.

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                       (A California Limited Partnership)
                        (A Development Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

            For The Period August 3, 2001 (Date Operations Commenced)
                             through March 31, 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Risks and Uncertainties

The Partnership's investments in Local Limited Partnerships are subject to the risks incident to the management and ownership of low-income housing and to the management and ownership of multi-unit residential real estate. Some of these risks are that the low income housing credit could be recaptured and that neither the Partnership's investments nor the Housing Complexes owned by the Local Limited Partnerships will be readily marketable. To the extent the Housing Complexes receive government financing or operating subsidies, they may be subject to one or more of the following risks: difficulties in obtaining tenants for the Housing Complexes; difficulties in obtaining rent increases; limitations on cash distributions; limitations on sales or refinancing of Housing Complexes; limitations on transfers of interests in Local Limited Partnerships; limitations on removal of Local General Partners; limitations on subsidy programs; and possible changes in applicable regulations. The Housing Complexes are or will be subject to mortgage indebtedness. If a Local Limited Partnership does not make its mortgage payments, the lender could foreclose resulting in a loss of the Housing Complex and low income housing credits. As a limited partner of the Local Limited Partnerships, the Partnership will have very limited rights with respect to management of the Local Limited Partnerships, and will rely totally on the Local General Partners of the Local Limited Partnerships for management of the Local Limited Partnerships. The value of the Partnership's investments will be subject to changes in national and local economic conditions, including unemployment conditions, which could adversely impact vacancy levels, rental payment defaults and operating expenses. This, in turn, could substantially increase the risk of operating losses for the Housing Complexes and the Partnership. In addition, each Local Limited Partnership is subject to risks relating to environmental hazards and natural disasters, which might be uninsurable. Because the Partnership's operations will depend on these and other factors beyond the control of the General Partner and the Local General Partners, there can be no assurance that the anticipated low income housing credits will be available to Limited Partners.

In addition, Limited Partners are subject to risks in that the rules governing the low income housing credit are complicated, and the use of credits can be limited. The only material benefit from an investment in Units may be the low income housing credits. There are limits on the transferability of Units, and it is unlikely that a market for Units will develop. All management decisions will be made by the General Partner.

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                       (A California Limited Partnership)
                        (A Development Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

            For The Period August 3, 2001 (Date Operations Commenced)
                             through March 31, 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Method of Accounting for Investments in Limited Partnerships

The Partnership intends to account for its investments in limited partnerships using the equity method of accounting, whereby the Partnership adjusts its investment balance for its share of the Local Limited Partnerships' results of operations and for any distributions received. The accounting policies of the Local Limited Partnerships are consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments are capitalized as part of the investment account and are being amortized over 30 years.

Offering Expenses

Offering expenses consist of underwriting commissions, legal fees, printing, filing and recordation fees, and other costs incurred in connection with selling the Units. The General Partner is obligated to pay all offering and organization costs (other than retail selling commissions and its dealer manager fee) from its nonaccountable expense reimbursement. Offering expenses are reflected as a reduction of partners' capital and amounted to $251,290 as of March 31, 2002.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with remaining maturities of three months or less when purchased to be cash equivalents. As of March 31, 2002, the Partnership had no cash equivalents.

Concentration of Credit Risk

At March 31, 2002, the Partnership maintained cash balances at certain financial institutions in excess of the federally insured maximum.

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                       (A California Limited Partnership)
                        (A Development Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

            For The Period August 3, 2001 (Date Operations Commenced)
                             through March 31, 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Net Income Per Limited Partner Unit

Net income per limited partner unit is calculated pursuant to Statement of Financial Accounting Standards No. 128, Earnings Per Share. Net income per unit includes no dilution and is computed by dividing income available to limited partners by the weighted average number of units outstanding during the period. Calculation of diluted net income per unit is not required.

Reporting Comprehensive Income

The Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income established standards for the reporting and display of comprehensive income (loss) and its components in a full set of general-purpose financial statements. The Partnership had no items of other comprehensive income during the years ended December 31, 2001 and 2000, as defined by SFAS No. 130.

New Accounting Pronouncement

In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses accounting and financial reporting for the impairment or disposal of long-lived assets. SFAS 144 is effective for fiscal years beginning after December 15, 2001, and generally, is to be applied prospectively. The Partnership has not yet completed its evaluation of the impact of SFAS 144 on its financial position or results of operations.

NOTE 2 - RELATED PARTY TRANSACTIONS

Under the terms of the Partnership Agreement, the Partnership has paid or is obligated to the General Partner or their affiliates for the following items:

         Acquisition fees of 7% of the gross proceeds from the sale of Units as compensation for services rendered in connection with the acquisition of Local Limited Partnerships. As of March 31, 2002, the Partnership incurred acquisition fees of $135,310 which will be included in investments in limited partnerships. Accumulated amortization of these capitalized costs was $147 as of March 31, 2002.

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                       (A California Limited Partnership)
                        (A Development Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

            For The Period August 3, 2001 (Date Operations Commenced)
                             through March 31, 2002

NOTE 2 - RELATED PARTY TRANSACTIONS, continued

         Acquisition costs of 2% of the gross proceeds from the sale of Units as full reimbursement of costs incurred by the General Partner in connection with the acquisition of Local Limited Partnerships. As of March 31, 2002, the Partnership incurred acquisition costs of $38,660, which will be included in investments in limited partnerships. Accumulated amortization was $42 as of March 31, 2002.

         An annual asset management fee not to exceed 0.5% of the invested assets (defined as the sum of the Partnership's investment in Local Limited Partnerships and the Partnership's allocable share of the amount of the mortgage loans on, and other debts related to, the Housing Complexes) of the Local Limited Partnerships. There were no management fees incurred during the period ended March 31, 2002.

         A subordinated disposition fee in an amount equal to 1% of the sales price of real estate sold. Payment of this fee is subordinated to the limited partners receiving a return on investment (as defined in the Partnership Agreement) and is payable only if the General Partner or its affiliates render services in the sales effort.

The accrued fees and expenses due to General Partner and affiliates consist of the following at March 31, 2002:

                                                                   March 31
                                                                     2002
                                                               ---------------
Acquisition fees payable                                        $      29,120
Acquisition expenses payable                                            8,320
Organizational, offering and selling costs payable                     16,640
Commissions payable                                                   173,970
Reimbursements for expenses paid by the General
   Partner or an affiliate                                                890
                                                               ---------------
Total                                                           $     228,940
                                                               ===============

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                       (A California Limited Partnership)
                        (A Development Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

            For The Period August 3, 2001 (Date Operations Commenced)
                             through March 31, 2002

NOTE 3 - INCOME TAXES

No provision for income taxes has been recorded in the accompanying financial statements, as any liability for income taxes is the obligation of the partners of the Partnership.

NOTE 4 - SUBSCRIPTIONS AND NOTES RECEIVABLE

As of March 31, 2002, the Partnership had received subscriptions for 1,933 Units which included subscriptions receivable of $364,000 and promissory notes of $151,500, of which all of the subscription receivables were collected and $0 of the promissory notes were collected after March 31, 2002 and prior to the issuance of these financial statements, leaving an unpaid balance of $151,500. Limited partners who subscribed for ten or more Units ($10,000) could elect to pay 50% of the purchase price in cash upon subscription and the remaining 50% by the delivery of a promissory note payable, together with interest at a rate equal to the three month treasury bill rate as of the date of execution of the promissory note, due no later than 13 months after the subscription date.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

From April 1, 2002 to May 2, 2002, the Partnership acquired three Local Limited Partnership interests which required capital contributions of $1,151,847. Of this amount, $410,137 has been contributed to the Local Limited Partnerships during the period from April 1, 2002 to May 2, 2002.

NOTE 6 - SUBSEQUENT EVENT

From April 1, 2002 to May 2, 2002, the Partnership received subscriptions for an additional 929 Units, for which it has received $740,000.

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                                  BALANCE SHEET



ASSETS                                                        June 30, 2002
                                                              -------------
                                                               (unaudited)

Cash and cash equivalents                                 $            2,497,909
Investments in limited partnerships, net (Note 2)                      3,674,142
Subscriptions and interest receivable                                    440,840
                                                         -----------------------
                                                          $            6,612,891
                                                         =======================
LIABILITIES AND PARTNERS' EQUITY

Liabilities:
   Accrued fees and expenses due to
      General Partner and affiliates (Note 3)             $              144,195
   Other liabilities                                                           -
   Notes payables to limited partnerships (Note 4)                     2,453,577
                                                         -----------------------
      Total liabilities                                                2,597,772
                                                         -----------------------
Commitments and contingencies

Partners' equity (deficit):
   General Partner                                                         (272)
   Limited Partners (25,000 units authorized
    and 4,797 and 1,933 units issued and
    outstanding at June 30 and March 31, 2002)                         4,015,391
                                                         -----------------------
     Total partners' equity                                            4,015,119
                                                         -----------------------
                                                          $            6,612,891
                                                         =======================









                 See accompanying notes to financial statements

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                             STATEMENT OF OPERATIONS

                    For the Three Months Ended June 30, 2002

                                   (unaudited)





          Interest income                                 $         7,219
                                                         -----------------
          Operating expenses:
            Amortization (Note 2)                                   2,095
            Asset management fees (Note 3)                         11,230
            Legal and accounting                                      240
            Other                                                       1
                                                         -----------------
              Total operating expenses                             13,566
                                                         -----------------
          Loss from operations                                     (6,347)

          Equity in gains of
           limited partnerships (Note 2)                            3,664
                                                         -----------------
          Net loss                                        $        (2,683)
                                                         =================
          Net loss allocated to:
            General Partner                               $            (3)
                                                         =================
            Limited Partners                              $        (2,680)
                                                         =================
          Net loss per limited
            partner unit                                  $            (1)
                                                         =================
          Outstanding weighted limited
            partner units                                           3,365
                                                         =================








                 See accompanying notes to financial statements

                          WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                              (A California Limited Partnership)
                               (A Development-Stage Enterprise)

                              STATEMENT OF PARTNERS' EQUITY (DEFICIT)

                             For the Three Months Ended June 30, 2002

                                            (unaudited)

                                                          General               Limited
                                                          Partner              Partners                 Total
                                                       ---------------      ----------------      ------------------
Partners' equity at March 31, 2002                      $          92        $    1,523,680        $      1,523,772

Sales of limited partnerships units,
     net of discounts of $350                                       -             2,863,650               2,863,650
Less limited partnership units issued for
     promissory notes receivable                                    -                (8,500)                 (8,500)

Offering expenses                                                (361)             (360,759)               (361,120)

Net loss                                                           (3)               (2,680)                 (2,683)
                                                       ---------------      ----------------      ------------------
Partners' equity (deficit) at June 30, 2002             $        (272)       $    4,015,391        $      4,015,119
                                                       ===============      ================      ==================





















                           See accompanying notes to financial statements

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                             STATEMENT OF CASH FLOWS
                    For the Three Months Ended June 30, 2002

                                   (unaudited)


Cash flows from operating activities:
  Net loss                                            $              (2,683)
    Adjustments to reconcile net loss to net
      cash used in operating activities:
        Amortization                                                  2,095
        Equity in gains of limited partnerships                      (3,664)
        Change in accrued fees and expenses due to
           General Partner and affiliates, net                       10,056
                                                     ------------------------
Net cash provided by operating activities                             5,804
                                                     ------------------------
Cash flows from investing activities:
    Investments in limited partnerships, net                     (3,235,910)
    Notes payable                                                 2,453,577
    Capitalized acquisition fees                                   (262,882)
    Acquisition fees payable                                         14,000
    Acquisition costs payable                                         4,000
                                                     ------------------------
Net cash used in investing activities                            (1,027,215)
                                                     ------------------------
Cash flows from financing activities:
    Sales of limited partner units                                2,863,650
    Capital contributions receivable                                 (8,500)
    Subscriptions receivable                                        (76,500)
    Offering expenses                                              (361,120)
    Offering expenses payable                                      (120,015)
                                                     ------------------------
Net cash provided by financing activities                         2,297,515
                                                     ------------------------
Net increase in cash and cash equivalents                         1,276,104

Cash and cash equivalents, beginning of period                    1,221,805
                                                     ------------------------
Cash and cash equivalents, end of period              $           2,497,909
                                                     ========================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:

   Taxes paid                                         $                 800
                                                     ========================

During the three months ended June 30, 2002, the Partnership sold limited partnership units for promissory notes totaling $8,500.





                 See accompanying notes to financial statements

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS
                       For the Quarter Ended June 30, 2002

                                   (unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

The accompanying condensed unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q for quarterly reports under Section 13 or 15(d) of the Securities Exchange Act of 1934. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended June 30, 2002 are not necessarily indicative of the results that may be expected for the fiscal year ending March 31, 2003. For further information, refer to the financial statements and footnotes thereto included in the Partnership's annual report on Form 10-K for the fiscal year ended March 31, 2002.

Organization

WNC Housing Tax Credit Fund VI, L.P., Series 9 (a California Limited Partnership) (the "Partnership") was formed on July 17, 2001 under the laws of the state of California and commenced operations on August 3, 2001. The Partnership was formed to invest primarily in other limited partnerships and limited liability companies (the "Local Limited Partnerships") which own and operate multi-family housing complexes (the "Housing Complexes") that are eligible for low income housing tax credits. The local general partners (the "Local General Partners") of each Local Limited Partnership will retain responsibility for maintaining, operating and managing the Housing Complex.

WNC & Associates, Inc. ("Associates") is the general partner of the Partnership (the "General Partner"). The chairman and president own substantially all of the outstanding stock of Associates. The business of the Partnership is conducted primarily through Associates as the Partnership has no employees of its own.

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS
                       For the Quarter Ended June 30, 2002

                                   (unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The financial statements include only activity relating to the business of the Partnership, and do not give effect to any assets that the partners may have outside of their interests in the Partnership, or to any obligations, including income taxes, of the partners.

The Partnership shall continue in full force and effect until December 31, 2062, unless terminated prior to that date, pursuant to the partnership agreement or law.

The Partnership Agreement authorizes the sale of up to 25,000 units at $1,000 per Unit (the "Units"). As of June 30, 2002, 4,797 Units, representing subscriptions in the amount of $4,707,000, had been accepted. The General Partner has a 0.1% interest in operating profits and losses, taxable income and losses, in cash available for distribution from the Partnership and tax credits of the Partnership. The limited partners will be allocated the remaining 99.9% interest in proportion to their respective investments.

After the limited partners have received proceeds from a sale or refinancing equal to their capital contributions and their return on investment (as defined in the Partnership Agreement) and the General Partner has received proceeds equal to its capital contribution and a subordinated disposition fee (as described in Note 3) from the remainder, any additional sale or refinancing proceeds will be distributed 90% to the limited partners (in proportion to their respective investments) and 10% to the General Partner.

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                      For the Quarter Ended June 30, 2002

                                   (unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Risks and Uncertainties

The Partnership's investments in Local Limited Partnerships are subject to the risks incident to the management and ownership of low-income housing and to the management and ownership of multi-unit residential real estate. Some of these risks are that the low income housing credit could be recaptured and that neither the Partnership's investments nor the Housing Complexes owned by the Local Limited Partnerships will be readily marketable. To the extent the Housing Complexes receive government financing or operating subsidies, they may be subject to one or more of the following risks: difficulties in obtaining tenants for the Housing Complexes; difficulties in obtaining rent increases; limitations on cash distributions; limitations on sales or refinancing of Housing Complexes; limitations on transfers of interests in Local Limited Partnerships; limitations on removal of Local General Partners; limitations on subsidy programs; and possible changes in applicable regulations. The Housing Complexes are or will be subject to mortgage indebtedness. If a Local Limited Partnership does not makes its mortgage payments, the lender could foreclose resulting in a loss of the Housing Complex and low income housing credits. As a limited partner of the Local Limited Partnerships, the Partnership will have very limited rights with respect to management of the Local Limited Partnerships, and will rely totally on the Local General Partners of the Local Limited Partnerships for management of the Local Limited Partnerships. The value of the Partnership's investments will be subject to changes in national and local economic conditions, including unemployment conditions, which could adversely impact vacancy levels, rental payment defaults and operating expenses. This, in turn, could substantially increase the risk of operating losses for the Housing Complexes and the Partnership. In addition, each Local Limited Partnership is subject to risks relating to environmental hazards and natural disasters which might be uninsurable. Because the Partnership's operations will depend on these and other factors beyond the control of the General Partner and the Local General Partners, there can be no assurance that the anticipated low income housing credits will be available to Limited Partners.

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                      For the Quarter Ended June 30, 2002

                                   (unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

In addition Limited Partners are subject to risks in that the rules governing the low income housing credit are complicated, and the use of credits can be limited. The only material benefit from an investment in Units may be the low income housing credits. There are limits in the transferability of Units, and it is unlikely that a market for Units will develop. All management decisions will be made by the General Partner.

Method of Accounting for Investments in Limited Partnerships

The Partnership intends to account for its investments in limited partnerships using the equity method of accounting, whereby the Partnership will adjust its investment balance for its share of the Local Limited Partnerships' results of operations and for any distributions received. The accounting policies of the Local Limited Partnerships are expected to be consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments will be capitalized as part of the investment and amortized over 30 years.

Offering Expenses

Offering expenses consist of underwriting commissions, legal fees, printing, filing and recordation fees, and other costs incurred in connection with the selling of the Units. The General Partner is obligated to pay all offering and organization costs excluding selling commissions and dealer manager fees from its nonaccountable expense reimbursement. Offering expenses will be reflected as a reduction of limited partners' capital and amounted to $360,120 as of June 30, 2002.

                WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                      For the Quarter Ended June 30, 2002

                                   (unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with remaining maturity of three months or less when purchased to be cash equivalents. As of June 30, 2002 and March 31, 2002, the Partnership had no cash equivalents.

Concentration of Credit Risk

At June 30, 2002, the Partnership maintained a cash balance at a certain financial institution in excess of the maximum federally insured amounts.

Net Loss Per Limited Partner Unit

Net loss per limited partner unit is calculated pursuant to Statement of Financial Accounting Standards No. 128, Earnings Per Share. Net loss per unit includes no dilution and is computed by dividing loss available to limited partners by the weighted average number of units outstanding during the period. Calculation of diluted net income per unit is not required.

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                      For the Quarter Ended June 30, 2002

                                   (unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Reporting Comprehensive Income

The Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income established standards for the reporting and display of comprehensive income (loss) and its components in a full set of general-purpose financial statements. The Partnership had no items of other comprehensive income for all the periods presented, as defined by SFAS No. 130.

New Accounting Pronouncement

In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses accounting and financial reporting for the impairment or disposal of long-lived assets. SFAS 144 is effective for fiscal years beginning after December 15, 2001, and generally, is to be applied prospectively. The Partnership does not expect SFAS 144 to have a material impact on its financial position or results of operations.

NOTE 2 - INVESTMENTS IN LIMITED PARTNERSHIPS

As of June 30, 2002, the Partnership has acquired limited partnership interests in five Local Limited Partnerships, four of which own one Housing Complex each and one of which owns three Housing Complexes. As of June 30, 2002, construction or rehabilitation of five of the Housing Complexes was still in process. The respective Local General Partners of the Local Limited Partnerships manage the day-to-day operations of the entities. Significant Local Limited Partnership business decisions require approval from the Partnership. The Partnership, as a limited partner, is generally entitled to 99.9%, as specified in the Local Limited Partnership partnership agreements, of the operating profits and losses, taxable income and losses and tax credits of the Local Limited Partnerships.

                WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                      For the Quarter Ended June 30, 2002

                                   (unaudited)

NOTE 2 - INVESTMENTS IN LIMITED PARTNERSHIPS, continued

Equity in losses of the Local Limited Partnerships is recognized in the financial statements until the related investment account is reduced to a zero balance. Losses incurred after the investment account is reduced to zero are not recognized. If the Local Limited Partnerships report net income in future years, the Partnership will resume applying the equity method only after its share of such net income equals the share of net losses not recognized during the period(s) the equity method was suspended. As of June 30, 2002, no investment accounts in Local Limited Partnerships had reached a zero balance.

Distributions received by limited partners are accounted for as a reduction of the investment balance. Distributions received after the investment has reached zero are recognized as income.

The following is a summary of the equity method activity of the investments in local limited partnerships as of:

                                             June 30, 2002       March 31, 2001
                                           -----------------  ------------------

Investments in limited partnerships,
   beginning of period                      $       173,781    $              -
Capital contributions  paid, net                  3,235,910                   -
Capitalized acquisition fees and costs              262,882             173,970
Equity in loss of limited partnership                 3,664                   -
Amortization of capitalized acquisition
   fees and costs                                    (2,095)               (189)
                                           -----------------  ------------------
Investments in limited partnerships,
   end of period                            $     3,674,142    $        173,781
                                           =================  ==================

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                      For the Quarter Ended June 30, 2002

                                   (unaudited)

NOTE 3 - RELATED PARTY TRANSACTIONS

The Partnership has no officers, employees, or directors. However, under the terms of the Partnership Agreement, the Partnership is obligated to the General Partner or its affiliates for the following fees:

(a) Acquisition fees of 7% of the gross proceeds from the sale of Units as compensation for services rendered in connection with the acquisition of Local Limited Partnerships. As of June 30, 2002, the Partnership incurred acquisition fees of $335,790. Accumulated amortization of these capitalized costs was $2,110 and $147 as of June 30, 2002 and March 31, 2002, respectively.

(b) Acquisition costs of 2% of the gross proceeds from the sale of Units as full reimbursement of costs incurred by the General Partner in connection with the acquisition of Local Limited Partnerships. As of June 30, 2002, the Partnership incurred acquisition costs of $95,940. Accumulated amortization of these capitalized costs was $153 and $42 as of June 30, 2002 and March 31, 2002, respectively.

(c) An annual asset management fee not to exceed 0.5% of the invested assets (defined as the Partnership's capital contributions plus reserves of the Partnership of up to 5% of gross proceeds plus its allocable percentage of the mortgage debt encumbering the Housing Complexes). Management fees of $11,230 were incurred during the three months ended June 30, 2002.

(d) A subordinated disposition fee in an amount equal to 1% of the sales price of real estate sold. Payment of this fee is subordinated to the limited partners receiving a return on investment (as defined in the Partnership Agreement) and is payable only if the General Partner or its affiliates render services in the sales effort.

                WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                      For the Quarter Ended June 30, 2002

                                   (unaudited)

NOTE 3 - RELATED PARTY TRANSACTIONS, continued

Accrued fees and expenses due to the General Partner and affiliates consisted of the following as of:

                                             June 30, 2002      March 31, 2002
                                           -----------------  ------------------

  Acquisition fees payable                  $       43,120     $        29,120
  Acquisition costs payable                         12,320               8,320
  Organization, offering, and
      selling costs payable                         24,640              16,640
  Commissions payable                               45,955             173,970
  Asset management fees payable                     11,230                   -
  Reimbursements for expenses
      paid by the General Partner
      or an affiliate                                6,930                 890
                                           -----------------  ------------------
    Total                                   $      144,195     $       228,940
                                           =================  ==================

NOTE 4 - PAYABLES TO LIMITED PARTNERSHIPS

Payables to limited partnerships amounting to $2,453,577 at June 30, 2002 and $0 at March 31, 2002 represent amounts which are due at various times based on conditions specified in the respective partnership agreements of the Local Limited Partnerships. These contributions are payable in installments and are generally due upon the Local Limited Partnerships achieving certain development and operating benchmarks (generally within two years of the Partnership's initial investment).

                WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                      For the Quarter Ended June 30, 2002

                                   (unaudited)

NOTE 5 - INCOME TAXES

No provision for income taxes will be recorded in the financial statements as any liability for income taxes is the obligation of the partners of the Partnership.

NOTE 6 - SUBSCRIPTIONS AND NOTES RECEIVABLE

As of June 30, 2002, the Partnership had received subscriptions for 4,797 units which included subscriptions receivable of $440,500 and promissory notes of $160,000, of which $440,500 of the subscription receivables were collected and $0 of the promissory notes were collected after June 30, 2002 and prior to the issuance of these financial statements, leaving an unpaid balance of $160,000. Limited partners who subscribed for ten or more Units ($10,000) could elect to pay 50% of the purchase price in cash upon subscription and the remaining 50% by the delivery of a promissory note payable, together with interest at a rate equal to the three month treasury bill rate as of the date of execution of the promissory note, due no later than 13 months after the subscription date.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

From July 1, 2002 to August 2, 2002, the Partnership acquired interests in two Local Limited Partnerships which require capital contributions of $1,320,436. Of this amount, $996,730 has been contributed to the Local Limited Partnerships during the period from July 1, 2002 to August 2, 2002.

NOTE 8 - SUBSEQUENT EVENTS

From July 1, 2002 to August 2, 2002, the Partnership received subscriptions for an additional 491 Units, for which it has received $200,000.

Independent Auditors' Report


The Board of Directors
WNC & Associates, Inc.


We have audited the consolidated balance sheet of WNC & Associates, Inc. and subsidiaries (the "Company") as of August 31, 2001. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.


We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of WNC & Associates, Inc. and subsidiaries as of August 31, 2001 in conformity with accounting principles generally accepted in the United States of America.




Costa Mesa, California
October 22, 2001


                                                                                              WNC & Associates, Inc.


                                                                                         Consolidated Balance Sheets



                                                                               May 31, 2002            August 31,
                                                                                (unaudited)                  2001
--------------------------------------------------------------------------------------------------------------------
Assets

   Cash                                                                  $        3,261,038      $      3,747,722
   Fees receivable                                                                  992,085             2,051,076
   Warehouse investments                                                         12,971,932            17,423,425
   Loans to property developers                                                     119,250               108,750
   Offering costs advanced                                                          151,959               110,524
   Acquisition costs advanced                                                       122,420               107,658
   Due from partnerships                                                          1,168,619               490,143
   Property and equipment, net                                                      276,411               378,636
   Other assets                                                                     222,855               150,947
   Income taxes receivable                                                           22,082                     -
   Deferred income taxes                                                            966,629               584,000
--------------------------------------------------------------------------------------------------------------------
Total assets                                                             $       20,275,280      $     25,152,881
--------------------------------------------------------------------------------------------------------------------
Liabilities and Stockholders' Equity

Liabilities
   Accounts payable and accrued expenses                                 $          765,936      $        796,729
   Income taxes payable                                                                   -               270,972
   Advances from partnerships                                                       337,682               102,973
   Deferred revenue                                                                 740,285               877,697
   Notes payable to affiliates                                                    1,330,000            12,903,680
   Lines of credit                                                               12,076,304             4,419,745
   Accumulated losses of partnerships in excess of investments                      882,087               775,937
   Notes payable                                                                    639,099               116,005
--------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                16,771,393            20,263,738
--------------------------------------------------------------------------------------------------------------------
Commitments and contingencies

Stockholders' equity
   Preferred stock, no par value, 1,000,000 shares authorized,
     no shares issued                                                                     -                    -
   Common stock, no par value, 1,000,000 shares authorized,
     104,750 shares issued and outstanding                                          184,795               184,795
   Due from officers and stockholders                                              (115,685)             (147,248)
   Treasury stock                                                                  (800,000)                    -
   Retained earnings                                                              4,234,777             4,851,596
--------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                        3,503,887             4,889,143
--------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                               $       20,275,280      $     25,152,881
--------------------------------------------------------------------------------------------------------------------
                                                        See accompanying notes to consolidated balance sheets.

                                                          WNC & Associates, Inc.


                                            Notes to Consolidated Balance Sheets
                                    May 31, 2002 (unaudited) and August 31, 2001


1.      Organization and Summary   Organization
        of Significant Accounting
        Policies                   WNC & Associates, Inc., a California
                                   corporation, (the "Company") acts as a
                                   corporate general partner and syndicator of both public and private real estate partnerships (the "Partnerships"). The
                                   Partnerships invest in local limited
                                   partnerships which, in turn, invest in
                                   apartment complexes throughout the United
                                   States. The majority of the apartment
                                   complexes qualify for low-income housing tax credits and are subsidized through various other governmental low-income housing programs.

                                   The Company's interests in the profits and losses of the Partnerships where it serves as a general partner, either directly or through other partnership interests, varies between 0.001% and 5.0%.

                                   Unaudited Interim Financial Data

                                   The unaudited interim financial statements as of May 31, 2002 have been prepared on the same basis as the audited financial statements and, in the opinion of management, reflect all normal recurring adjustments necessary to present fairly the financial information set forth therein, in accordance with accounting principles generally accepted in the United States of America.

                                   Principles of Consolidation

                                   The consolidated balance sheets include the accounts of the Company and its subsidiaries, WNC Capital Corporation, a California corporation ("WNC Capital"), WNC Management, Inc., a California corporation ("WNC Management"), WNC Holding LLC, a California limited liability company ("WNC Holding"), WNC Eastern Community Development Advisors, LLC, a California limited liability company ("WNC Eastern Community Development"), and WNC Community Preservation Partners, LLC, a California limited liability company ("WNC Community Preservation"). The Company also retains an interest in a number of limited liability companies that have no or limited operations. All significant intercompany accounts and transactions have been eliminated in consolidation.

                                                          WNC & Associates, Inc.

                                    May 31, 2002 (unaudited) and August 31, 2001

1.      Organization and Summary   WNC Capital is a registered broker/dealer in
        of Significant Accounting  securities and provides wholesaling and
        Policies                   investment advisory services to affiliates of
        (Continued)                the Company. WNC Capital is a wholly-owned
                                   subsidiary of the Company. WNC Capital is a member of the National Association of Securities Dealers and the Securities
                                   Investment Protection Corporation. WNC
                                   Capital does not carry customer accounts or hold securities for the accounts of its customers.

                                   WNC Management is in the business of
                                   providing property management services to low-income apartment complexes, the majority of which are owned by affiliates of the Company. WNC Management is a wholly- owned subsidiary of the Company.

                                   WNC Holding and WNC Eastern Community
                                   Development were formed to purchase
                                   investments in local limited partnerships using funds from the secured warehouse lines of credit (See Note 7) and the notes payable to affiliates (See Note 8). Such investments are warehoused until transferred to Partnerships as investors are identified (See
                                   Note 3). The Company holds a 98% managing member interest in each of these entities, with two officers of the Company each retaining a 1% non-managing member interest in each of the entities.

                                   WNC Community Preservation Partners was
                                   formed during 2002 to acquire the general partner interests in a limited number of local limited partnerships. Normal operations have not yet commenced.

                                   Use of Estimates

                                   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as disclosure of contingent assets and liabilities at the date of the financial statements. Certain estimates made by management also affect the reported amounts of revenues and expenses during the reported periods. Significant estimates made by management include, but are not limited to, the collectibility of fees receivable, loans to property developers, offering costs advanced, amounts due from partnerships, and the determination of deferred revenue and deferred income taxes. Actual results could materially differ from those estimates.

                                                          WNC & Associates, Inc.

                                    May 31, 2002 (unaudited) and August 31, 2001

1.      Organization and Summary   Concentration of Credit Risk
        of Significant Accounting
        Policies (Continued)       The Company, at times, maintains cash
                                   balances at certain financial institutions in excess of federally insured amounts.

                                   WNC Capital Corporation

                                   Net Capital Requirements

                                   WNC Capital, as a broker-dealer, is required under provisions of Rule 15c-1 of the Securities and Exchange Act of 1934 to maintain a ratio of aggregate indebtedness to net capital, as defined, not to exceed 15 to
                                   1. WNC Capital is also required to maintain minimum net capital equal to the greater of $5,000 or 6-2/3% of aggregate indebtedness. At May 31, 2002, WNC Capital had net capital of $105,814 (unaudited) ($416,642 at August 31, 2001), which was $100,814 (unaudited)
                                   ($411,642 at August 31, 2001) in excess of its required minimum capital and a ratio of aggregate indebtedness to net capital of 0 to 1 (unaudited) (0.13 to 1 at August 31, 2001).

                                   Broker/Dealer Registration

                                   As a broker/dealer, WNC Capital must register with the Securities and Exchange Commission and state agencies that govern compliance with securities laws in states where it conducts business. There is a risk that one or more regulatory authorities could determine that WNC Capital has not complied with securities laws, rules or regulations necessary for it to conduct business. Regulatory actions, if ever taken, could have an adverse effect on WNC Capital's financial condition and operating results.

                                   Fees Receivable

                                   Fees receivable primarily consist of
                                   syndication fees due from various
                                   Partnerships in which the Company acts as a sponsor for the Partnerships' capital offerings. Syndication fees are collected out of the Partnerships' initial capital proceeds. Fees receivable also include property management fees earned and uncollected. See Note 2.

                                                          WNC & Associates, Inc.

                                    May 31, 2002 (unaudited) and August 31, 2001


1.      Organization and Summary   Loans to Property Developers
        of Significant Accounting
        Policies                   Loans to property developers consist of
        (Continued)                amounts loaned to, or deposits made on behalf
                                   of, the general partners of local limited partnerships in which the Partnerships have or will have an equity interest. Each loan is secured by the respective general partner's interest in the limited partnership and is repaid when the equity interest is acquired.
                                   In the event an equity interest is not
                                   ultimately acquired and management determines that the loan may not be collectible, the loan is written off in that period.

                                   Offering Costs Advanced

                                   Offering costs advanced represent amounts that the Company advances to the Partnerships for costs and expenses to produce offering materials and to qualify the Partnership interests for sale under the various state or Federal securities laws. Such advances are repaid to the Company out of the Partnerships' initial capital proceeds, and are subject to limitations, as defined, in the individual Partnership agreements.

                                   Acquisition Costs Advanced

                                   Acquisition costs advanced represent amounts advanced to Partnerships for capital costs and expenses relating to the acquisition of local limited partnership interests in apartment complexes. Such advances are repaid to the Company out of the Partnerships' initial capital proceeds and are subject to limitations, as defined, in the individual Partnership agreements.

                                   Due From Partnerships

                                   Due from Partnerships primarily includes amounts advanced to Partnerships in which the Company is the ultimate general partner for the payment of certain operating costs. Such amounts are non-interest bearing, due upon demand and are generally repaid from the Partnerships' cash flows and operating reserves in the subsequent month. When management determines an amount due from a Partnership may not be recoverable, the advance is reserved for in that period. See
                                   Note 4.

                                                          WNC & Associates, Inc.

                                    May 31, 2002 (unaudited) and August 31, 2001


1.      Organization and Summary   Property and Equipment
        of Significant Accounting
        Policies                   Property and equipment are recorded at cost
        (Continued)                and are depreciated using the straight-line
                                   method over the estimated useful life of the related asset, generally from three to five years. Leasehold improvements and capitalized leases are amortized over the shorter of the life of the lease or the estimated useful life of the related asset. See Notes 5 and 8.

                                   Investments in Partnerships

                                   The Company records its investments in
                                   Partnerships using the equity method, which recognizes the Company's proportionate share of income or loss as an increase or decrease in the investment in the Partnership. For those Partnerships where the Company is the general partner and losses have occurred in excess of the Company's investment, amounts are recorded as accumulated losses of Partnerships in excess of investments.

                                   Warehouse Investments

                                   Warehouse investments consist of capital contributions (see Note 3), pre-development loans and deposits made to local limited partnerships in which the Company intends to syndicate an equity interest in the limited partnership and is repaid when the equity interest is acquired by a Partnership. In the event an equity interest is not ultimately acquired and management determines that the loan or investment may not be collectible, such amount is written off in that period. See Notes 3, 7 and 8.

                                   Income Taxes

                                   The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting For Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date. See Note 9.

                                                          WNC & Associates, Inc.

                                    May 31, 2002 (unaudited) and August 31, 2001


2.      Fees Receivable            Fees receivable from three private
                                   Partnerships and two public Partnerships amounted to $623,600 (unaudited) and $153,230
                                   (unaudited), respectively, as of May 31, 2002. Fees receivable from five private
                                   Partnerships and one public Partnership
                                   amounted to $1,859,217 and $155,094,
                                   respectively, as of August 31, 2001.

3.     Warehouse Investments       During fiscal years 2001 and 2002, the
                                   Company formed WNC Holding and WNC Eastern
                                   Community Development to acquire and
                                   warehouse local limited partnership
                                   investments financed lines of credit (See
                                   Note 7). Prior to 2001, such investments were acquired directly by the Partnerships through separate borrowing arrangements.

                                   As of August 31, 2001, WNC Holding had
                                   acquired a limited partnership interest in seventeen local limited partnerships and had made capital contributions to such partnerships aggregating $17,423,425. One investment, financed separately by a Partnership (See Note 8), totaled $5,777,007 as of August 31, 2001 and another investment totaled $3,072,561 as of August 31, 2001.

                                   As of May 31, 2002, WNC Holding and WNC
                                   Eastern Community Development had acquired a limited partnership interest in nineteen local limited partnerships and had made capital contributions to such partnerships aggregating $12,361,932 (unaudited). As of August 31, 2002, WNC Holding had made pre-development loans to local limited partnerships totaling $610,000 (unaudited).

                                   The partnership agreements require additional capital contributions totaling $38,916,905 (unaudited). Subsequent to May 31, 2002, four partnership interests totaling $15,782,570 at May 31, 2002 were acquired Partnerships.

4. Due From Partnerships           As of May 31, 2002 (unaudited) and August 31,
                                   2001, the Company had no amounts due from any one Partnership in excess of 10% of the total due from Partnerships.

                                   The Company had previously established an escrow account for legal expenses and construction liens related to a Partnership. At May 31, 2002 and August 31, 2001, the balance on the escrow account totaled $36,069 (unaudited) and $36,069, respectively. Payments charged to the reserve against the escrow account during 2002 and 2001 totaled $0 (unaudited) and $93,723, respectively.

                                                          WNC & Associates, Inc.

                                    May 31, 2002 (unaudited) and August 31, 2001



5.      Property and Equipment     Property and equipment consists of the
                                   following as of the balance sheets presented:

                                                                                       May 31,
                                                                                          2002        August 31,
                                                                                   (unaudited)              2001
                                  ---------------------------------------------------------------------------------
                                  Furniture, fixtures, equipment and
                                     computer software                        $        565,576    $      549,927
                                  Leasehold improvements                               139,118           135,070
                                  Equipment under capital leases (see
                                     Note 11)                                           61,971            61,971
                                  ---------------------------------------------------------------------------------
                                                                                       766,665           746,968
                                  Less:  accumulated depreciation and
                                     amortization                                     (490,254)         (368,332)
                                  ---------------------------------------------------------------------------------
                                                                              $        276,411    $      378,636
                                  ---------------------------------------------------------------------------------


6.      Other Assets               Other assets consist of the following as of
                                   the balance sheets presented:

                                                                                       May 31,
                                                                                          2002       August 31,
                                                                                   (unaudited)             2001
                                  --------------------------------------------------------------------------------
                                  Prepaid insurance                          $          25,271  $        30,687
                                  Real estate joint venture costs                       25,830           25,830
                                  Equity participation in rental property               25,000           25,000
                                  Deposits and other                                   117,242           38,176
                                  Due from employee                                     29,512           31,254
                                  --------------------------------------------------------------------------------
                                                                             $         222,855  $       150,947
                                  --------------------------------------------------------------------------------

                                                          WNC & Associates, Inc.

                                    May 31, 2002 (unaudited) and August 31, 2001

7.      Lines of Credit            As of May 31, 2002 the Company has
                                   established two secured warehouse lines of credit with two different banks.

                                   The first line of credit expires on March 29, 2003. The line of credit provides for borrowings of up to $18,500,000 at the bank's index rate less 1.0% (3.75% at May 31, 2002 - unaudited) and is secured by assignment of the Company's interests in local limited partnerships acquired (warehouse investments, see Note 3), for which amounts were borrowed. Borrowings aggregating $9,444,709 (unaudited) under this arrangement were outstanding as of May 31, 2002. Subsequent to May 31, 2002, $3,431,236 (unaudited) of the $9,444,709 has been repaid and the Company has financed new warehouse investments under the agreement. The line of credit agreement provides for certain financial and non-financial covenants. As of May 31, 2002, the Company was in compliance with such covenants (unaudited).

                                   The second line of credit expires on March
                                   12, 2003. The line of creditprovides for borrowings of up to $15,000,000 at the bank's alternate base rate plus .5% or the LIBOR rate plus 1.75% (3.69% at May 31, 2002 -
                                   unaudited) and is secured by assignment of the Company's interests in the local limited partnerships acquired (warehouse investments, see Note 3), for which amount were borrowed. Borrowings aggregating $2,631,595 (unaudited) under this arrangement were outstanding as of May 31, 2002. Subsequent to May 31, 2002, the $2,631,595 (unaudited) has been repaid in full and the Company has financed new warehouse investments under the agreement.

8.      Notes payable              Notes Payable to Affiliates

                                   One of the warehouse investments has been financed by a note from a Partnership in the aggregate amount of $5,777,007 (includes accrued interest totaling $493,848 as of August 31, 2001). Interest is payable on the note at 10% per annum and has been capitalized into the investment balance at August 31, 2001. On October 31, 2001 the note was paid in full (unaudited).

                                   Certain warehouse investments (see Note 3) have been funded by both draws on the lines of credit (see Note 7) and advances from Partnerships, which are the ultimate acquirers of such warehouse investments. As of May 31, 2002 and August 31, 2001,
                                   $1,330,000 (unaudited) and $7,126,673 had
                                   been advanced by Partnerships for such
                                   warehouse investments, respectively.

                                                          WNC & Associates, Inc.

                                    May 31, 2002 (unaudited) and August 31, 2001


8.      Notes payable              Notes Payable
        (Continued)
                                   Notes payable as of May 31, 2002, is
                                   comprised of a remaining balance of $55,605
                                   (unaudited) due under an original $100,000 unsecured bank loan, a remaining balance of $33,776 (unaudited) due under an original
                                   $36,074 car loan, a remaining balance of $901
                                   (unaudited) due under certain capitalized lease obligations (see Note 11) and a remaining balance of $548,818 (unaudited) due under an original $600,000 note (see Note
                                   11). Notes payable as of August 31, 2001, is comprised of a remaining balance of $73,561 due under an original $100,000 unsecured bank loan, a remaining balance of $35,516 due under an original $36,074 car loan and a remaining balance of $6,928 due under certain capitalized lease obligations.

                                   The bank loan bears interest at the bank's index rate plus 0.5% (7.0% at May 31, 2002 - unaudited), is due in monthly installments of principal and interest (approximately $2,384 as of May 31, 2002 - unaudited) and matures in June 2004. The bank loan may be repaid at any time without penalty.

                                   The car loan bears interest at 7.95% and is due in monthly installments of principal and interest of $424 and matures in May 2006 with a balloon payment of $22,953.

                                   The capitalized lease obligations are due in monthly installments of $1,047, including interest imputed at 11.2%, and mature in February 2002.

                                   The note bears interest at 7% and is due in monthly installments of principal and interest of $9,055 and matures in September 2008.

                                                          WNC & Associates, Inc.

                                    May 31, 2002 (unaudited) and August 31, 2001


9.      Income Taxes               The tax effect of temporary differences that
        (Continued)                give rise to significant portions of the
                                   deferred tax assets and liabilities are as follows as of August 31:

                                                                                       2001
                                 ---------------------------------------------------------------
                                 Deferred revenue                               $     349,625
                                 Accrued bonus expense                                106,248
                                 Reserves                                              82,819
                                 Accrued vacation expense                              38,376
                                 State taxes                                           30,840
                                 ---------------------------------------------------------------

                                 Deferred income tax asset before reserves            607,908

                                 Less:  valuation reserve                                   -
                                 ---------------------------------------------------------------

                                 Deferred income tax asset                      $     607,908
                                 ---------------------------------------------------------------

                                 Deferred tax liabilities:
                                    Depreciation and amortization               $     (23,908)
                                 ---------------------------------------------------------------

                                 Deferred income tax liability                  $     (23,908)
                                 ---------------------------------------------------------------

                                 Net deferred income tax asset                  $     584,000
                                 ---------------------------------------------------------------

                                   A valuation allowance has not been provided on the deferred income tax asset as of May 31, 2002 (unaudited) and August 31, 2001. Management believes that the future deductibility of items giving rise to the deferred income tax asset is more likely than not.

10.     Benefit Plans and          401(K) Profit Sharing Plan
        Transactions With
        Stockholders               The WNC & Associates, Inc. 401(K) Profit
                                   Sharing Plan (the "401(K) Plan") was
                                   established in 1998 and intended to qualify under Section 401(k) of the Internal Revenue
                                   Code. The 401(K) Plan covers substantially all employees of the Company. Participating employees are allowed to contribute up to the maximum dollar amount allowed by IRS regulations. The Company makes contributions to the 401(K) Plan at the discretion of management.

                                                          WNC & Associates, Inc.

                                    May 31, 2002 (unaudited) and August 31, 2001

10.     Benefit Plans and          Equity Participation Plan
        Transactions With
        Stockholders               On September 1, 1998, the Company adopted an
        (Continued)                equity participation plan (the "EPP"). The
                                   EPP is designed to provide incentive to key employees to continue their employment with the Company. The EPP benefit vests at 20% per year with vesting ceasing upon termination of employment. The Company granted an EPP award of approximately $93,255 in 1999 and has accrued an obligation for the 1999 award totaling $46,724 as of August 31, 2001. There was no EPP award in 2000. In 2001, the Company granted an award of $89,767 and has accrued an obligation for the 2001 award totaling $20,000 as of August 31, 2001.
                                   Aggregate accruals under these awards totaled
                                   $90,078 as of May 31, 2002 (unaudited).

                                   Due From Officers and Stockholders

                                   Through 1998, an officer who is also the Company's majority stockholder borrowed an aggregate $95,000 from the Company under two notes bearing interest at 7.5% per annum. In 1994, another officer/stockholder borrowed $25,000 from the Company under a note bearing interest at 7.5% per annum. This note was repaid in full on September 4, 2001. There have been no principal payments made on the remaining two notes. The maturity dates of these two notes have been extended annually and the principal plus accrued interest is now due on March 31, 2003. The notes are included in stockholders' equity in the consolidated balance sheets.

                                                          WNC & Associates, Inc.

                                    May 31, 2002 (unaudited) and August 31, 2001


11.     Commitments and            Leases
        Contingencies
                                   The Company leases office space, automobiles and certain office equipment under operating leases expiring through May 2003, and certain equipment under capital leases expiring in January 2002. Aggregate, monthly, capital lease payments amount to $1,047 as of August
                                   31, 2001. The leases are noncancellable and require future minimum lease payments as follows:

                                                                                      Operating     Capitalized
                                 Years ending August 31,                                Leases        Leases
                                 ----------------------------------------------------------------------------------
                                    2002                                             $     250,423  $      8,378
                                    2003                                                   175,197             -
                                    2004                                                    31,605             -
                                    2005                                                    13,169             -
                                 ----------------------------------------------------------------------------------
                                 Total minimum lease payments                        $     470,394         8,378

                                 Less: amounts representing interest
                                    at 11.2%                                                              (1,450)
                                 ----------------------------------------------------------------------------------
                                 Present value of future minimum capitalized lease
                                    obligations                                                     $      6,928
                                 ----------------------------------------------------------------------------------

                                   Litigation

                                   The Company serves as a limited and general partner to a local limited partnership which incurred significant cost overruns, resulting from defects in construction, ultimately paid for by the Company. The local limited partnership has filed suit against the architects and contractors. There have been various claims and counterclaims filed against the limited partnership and certain liens placed on the property. The ultimate outcome of these actions is unknown at this time. Management believes that potential future costs, if any, from the ultimate disposition of the aforementioned actions will not have a material effect on the Company's consolidated financial position and results of operations.

                                                          WNC & Associates, Inc.

                                    May 31, 2002 (unaudited) and August 31, 2001


11.     Commitments and            Loan Guarantees
        Contingencies
        (Continued)                The Company is the guarantor of a revolving
                                   credit note payable to KeyBank National
                                   Association by WNC Institutional Tax Credit
                                   Fund XIV, L.P. The loan matures by December
                                   31, 2002, and has a maximum borrowing of $10,000,000. At May 31, 2002, $6,776,568
                                   (unaudited) was outstanding. Subsequent to
                                   May 31, 2002 the $6,776,568 (unaudited) has
                                   been repaid in full and additional
                                   investments have been financed under this agreement.

                                   Three Partnerships retain limited partnership interests in five local limited partnerships. A subsidiary of the Company and the Partnerships executed a work-out agreement with a lender of the five local limited partnerships (the "Agreement"), which was effective December 14, 2001. Pursuant to the Agreement, the Partnerships and the subsidiary of the Company have executed a guarantee for the payment of notes aggregating $1,667,000 (unaudited).

                                   Stock Repurchase

                                   Effective September 4, 2001, the Company repurchased all shares of common stock held by the former Vice Chairman of the Board. The Company repurchased such shares for $168,437 in cash paid at closing, the cancellation of a $32,000 note due to the Company and the issuance of a promissory note in the amount of $600,000, payable over seven years with interest on the unpaid principal balance of 7% per annum, payable in monthly principal and interest payments of $9,055.61. The balance on the note payable totaled $548,817 (unaudited) as of May 31, 2002.

                                   In addition, the officer resigned as an
                                   employee and director of the Company and entered in to a consulting agreement to provide future services on an as needed basis. The consulting agreement provides for monthly payments for such services in the amount of $6,037 for a period of seven years.

                                    EXHIBIT A
                            PRIOR PERFORMANCE TABLES


         The tables set forth below present financial information with respect to public programs which were sponsored by WNC & Associates, Inc. For these purposes, "public" programs include all offerings registered under the Securities Act of 1933, all programs required to report under Section 15(d) of the Securities Exchange Act of 1934, all programs with a class of equity securities registered pursuant to Section 12 of the 1934 Act, and all other programs with at least 300 security holders that initially raised at least $1,000,000. Each of these programs included herein is considered to have investment objectives similar to those of the Fund in that they each own interests in local limited partnerships which own properties generating low income housing tax credits. None of these tables are covered by the reports of independent public accountants set forth in this document.

         For additional information as to the investment objectives and policies of such prior programs see "Prior Performance Summary." Additional information concerning prior performance is included in Part II of the Registration Statement of the Fund and in the Form 10-K annual reports for the public programs which file such reports. Copies of these 10-K Forms are available to any investor upon request to the Sponsor. Any such request should be directed to the attention of Thomas J. Riha, WNC & Associates, Inc., 3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626.

         The purpose of the tables is to provide information on the prior performance of these partnerships so as to permit a prospective investor to evaluate the experience of the Sponsor in sponsoring such limited partnerships. The tables consist of:

         Table I           Experience in Raising and Investing Funds
         Table II          Compensation to Sponsor
         Table III         Operating Results of Prior Programs
         Table IV          Results of Completed Programs
         Table V           Sales or Disposals of Properties


Definitions

The following terms used herein have the following meanings:

"Acquisition Cost" includes all costs related to the acquisition of local limited partnership interests, including equity contributions, acquisition and selection fees payable to the general partners and other fees and expenses incident to the acquisition of local limited partnership interests.

"Capital Contributions" represents the contributions by investors in the prior partnerships.

"Fund" means WNC Housing Tax Credit Fund VI, L.P., Series 9 and Series 10.

"GAAP" means generally accepted accounting principles as promulgated in the United States.

"Months to Invest 90% of Amount Available for Investment" means the length of time, in months, from the offering date to the date of the closing of acquisitions of local limited partnerships which, in the aggregate, represented the investment commitment of 90% of the amount available for investment.

"Percent leverage" means mortgage financing divided by total acquisition cost.

"Sponsor" means WNC & Associates, Inc. and its affiliates.

         IT SHOULD NOT BE ASSUMED THAT INVESTORS IN THE FUND WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PARTNERSHIPS DESCRIBED IN THE FOLLOWING TABLES. INVESTORS IN THE FUND WILL NOT HAVE ANY INTEREST IN ANY OF THE PARTNERSHIPS DESCRIBED IN THE TABLES OR IN ANY OF THE PROPERTIES OWNED BY THE LOCAL LIMITED PARTNERSHIPS IN WHICH THOSE PARTNERSHIPS HAVE INVESTED AS A RESULT OF THE ACQUISITION OF UNITS.

                                     TABLE I

TABLE I provides information regarding the raising and investing of funds by public programs sponsored by the Sponsor which raised funds during the three-year period ended March 31, 2002. The table presents the aggregate dollar amount of the offering, the percentage of dollars raised which were used to pay offering costs, establish reserves and acquire investments, as well as information regarding the percent of leverage and the timing for both raising and investing funds. The information concerns investor capital contributions as the sole source of funds for investment and excludes the nominal capital contributions by the general partners.

                                                     TABLE I

                                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                        (April 1, 1999 - March 31, 2002)

                                                  PUBLIC OFERINGS

                                       HTCF VI-6            %           HTCF VI-7            %
                                     ------------      -------         ------------     -------
Dollar amount offered                $25,000,000                       $25,000,000
                                     ============                      ============
Dollar amount raised                 $20,456,595        100.0          $18,828,745       100.0

Less offering expenses:
  Selling commissions & discounts
   paid to non-affiliates (a)          1,391,595          6.8            1,276,020         6.8
  Organizational expenses (b)          1,426,166          7.0            1,131,000         6.0

Reserves                                 876,921          4.3            4,045,304        21.5
                                     ------------      -------         ------------     -------

Amount available for investment      $16,761,913         81.9          $12,376,421        65.7
                                     ============      =======         ============     =======

Acquisition costs:
  Prepaid items and fees
   related to purchase of
   local limited partnership
   interest                           $  111,334          0.5           $  377,000         2.0
  Total paid or to be paid for
   local limited partnership
   interests                          15,215,579         74.4           10,679,921        56.7
 Acquisition fees                      1,435,000          7.0            1,319,500         7.0
 Other                                         -          -.-                    -         -.-
                                     ------------      -------         ------------     -------
Total acquisition cost               $16,761,913         81.9          $12,376,421        65.7
                                     ============      =======         ============     =======

Percentage leverage (mortgage
  financing divided by total
  acquisition cost)                          46%                               52%

Date offering commenced                     7/98                              9/99

Length of offering (months)                   11                                14

Months to invest 90% of
  amount available for
  investment (measured from
  beginning of offering)                      26                                20
-------------------------------

(a) Selling commissions were first paid to an affiliated broker-dealer which reallowed all selling commissions to non-affiliates.
(b) Consists of estimated legal, accounting, printing and other organization and offering expenses paid by the partnership directly or indirectly through the sponsor.

                                           UNAUDITED

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                        (April 1, 1999 - March 31, 2002)

                                PUBLIC OFFERINGS

                                                        HTCF VI-8            %            HTCF VI-9           %
                                                      ------------      -------         ------------     -------
Dollar amount offered                                 $25,000,000                       $25,000,000
                                                      ============                      ============
Dollar amount raised                                  $ 9,807,585        100.0          $ 1,933,000       100.0

Less offering expenses:
  Selling commissions & discounts
   paid to non-affiliates (a)                             686,934          7.0              135,310         7.0
  Organizational expenses (b)                             588,840          6.0              115,980         6.0

Reserves (c)                                              436,447          4.5            1,507,740        78.0
                                                      ------------      -------         ------------     -------
Amount available for investment  (c)                  $ 8,095,364         82.5          $   173,970         9.0
                                                      ============      =======         ============     =======

Acquisition costs:
  Prepaid items and fees
   related to purchase of
   local limited partnership interest                 $   196,280          2.0          $    38,660         2.0
 Total paid or to be paid for local
  limited partnership interests                         7,185,197         73.2                    -           -
 Acquisition fees                                         686,980          7.0              135,310         7.0
 Other                                                     26,907          0.3                    -           -
                                                      ------------      -------         ------------     -------

Total acquisition cost                                $ 8,095,364         82.5          $   173,970         9.0
                                                      ============      =======         ============     =======
Percentage leverage (mortgage
  financing divided by total
  acquisition cost)                                           37%                               N/A

Date offering commenced                                     11/00                             11/01

Length of offering (months)                                    11                               (d)

Months to invest 90% of
  amount available for
  investment (measured from
  beginning of offering)                                      (c)                               (d)
-------------------------------

(a) Selling commissions were first paid to an affiliated broker-dealer which reallowed all selling commissions to non-affiliates.
(b) Consists of estimated legal, accounting, printing and other organization and offering expenses paid by the partnership directly or indirectly through the sponsor.
(c) Not all properties have been identified as of March 31, 2002. Therefore uninvested amounts are included in reserves.
(d)      Offering was continuing as of March 31, 2002.

                                              UNAUDITED

                                    TABLE II


TABLE II presents information concerning the cumulative compensation paid to the Sponsor for the period from April 1, 1999 to March 31, 2002 with respect to programs presented in TABLE I and on an aggregate basis with respect to all other public programs which have been sponsored by the Sponsor.

                                    UNAUDITED

                                                        TABLE II

                                                COMPENSATION TO SPONSOR

                                           (April 1, 1999 - March 31, 2002)

                                                   HTCF VI-6             HTCF VI-7            HTCF VI-8
                                                   ---------             ---------            ---------
Date offering commenced                                 7/98                  9/99                11/00

Dollar amount raised                             $20,456,595           $18,828,445           $9,807,585

Amount paid to sponsor from
  proceeds of offering: (a)
     Dealer manager fees                             410,000               377,000              196,280
     Acquisition fees                              1,435,000             1,319,500              686,980
     Non-accountable offering expense                205,000               754,000              392,560
     Other                                           111,334               377,000              196,280

Dollar amount of cash generated
  from operations before
  deducting payments to sponsor                      154,456               448,448               33,246

Amount paid to sponsor from operations:
   Property management fees                                -                     -                    -
   Asset  management fees                            146,066                32,782                    -
   Reimbursements                                          -                     -                    -
   Leasing commissions                                     -                     -                    -

Dollar amount of property sales and
  refinancing before deducting payments
  to sponsor:
     Cash                                                  -                     -                    -
     Notes                                                 -                     -                    -

Amount paid to sponsor from property
  sales and refinancing:
     Real estate commissions                               -                     -                    -
     Subordinated disposition fee                          -                     -                    -
     Other                                                 -                     -                    -
------------------------------------

(a)      Represents amounts paid to sponsor which were not reallowed to non-affiliates.

                                              UNAUDITED

                                    TABLE II

                             COMPENSATION TO SPONSOR

                        (April 1, 1999 - March 31, 2002)


                                                                  Fourteen Other
                                               HTCF VI-9         Public Programs
                                               ---------         ---------------

Date offering commenced                           11//01         1998 and prior

Dollar amount raised                          $1,933,000           $180,932,540

Amount paid to sponsor from
  proceeds of offering: (a)
     Dealer manager fees                          38,660                      -
     Acquisition fees                            135,310                  2,707
     Non-accountable offering costs               77,320                      -
     Other                                        38,660                 20,798

Dollar amount of cash generated
  from (used in) operations before
  deducting payments to sponsor                      415             (1,201,082)

Amount paid to sponsor from
  operations:                                          -                      -
   Property management fees                            -                984,567
   Asset management fees (b)                           -                      -
   Reimbursements                                      -                      -
   Leasing commissions

Dollar amount of property sales and
  refinancing before deducting payments
  to sponsor:
     Cash                                              -                      -
     Notes                                             -                      -

Amount paid to sponsor from property
  sales and refinancing:
     Real estate commissions                           -                      -
     Incentive fee                                     -                      -
     Other                                             -                      -
------------------------------------

(a) Represents amounts paid to sponsor which were not reallowed to non-affiliates.
(b) Asset management fees were paid from partnership reserves in the instances where amounts paid to sponsor from operations exceed dollar amount of cash generated from operations.

                                    UNAUDITED

                                    TABLE III

TABLE III presents the operating results for all public programs sponsored by the Sponsor which closed during the five years ended March 31, 2002. The prior programs are structured as investment partnerships acquiring interests in operating partnerships. The investment partnerships account for such investments using the equity method of accounting which recognizes each of such partnership's pro rata share of the operating partnership's total income or loss. Revenues generated by the investment partnerships consist substantially of interest on short-term investments. This interest income generally decreases after the initial two years of operations as funds available for investment decrease. This decrease in funds arises from the investment partnership's payments of capital contributions due to operating partnerships.

"Cash generated from (used in) operations" is per each program's Statement of Cash Flows.

Other information included in TABLE III includes data on cash generated from operations and tax and cash distribution information per $1,000 invested, including tax credit allocations.

                                    UNAUDITED

                                                           TABLE III

                                             OPERATING RESULTS OF PRIOR PROGRAMS

                                                           HTCF V-4

                                                 1997           1998        1999(b)        2000(c)        2001(d)        2002(e)
                                           -----------    -----------    -----------    -----------    -----------    -----------
Gross revenue                              $  225,609     $  231,113     $   39,963     $  114,485     $   91,364     $   67,327
Less:
   Operating expenses (f)                      86,206         79,139         24,485        109,807         92,048         94,026
   Interest                                         -              -              -              -              -              -
   Depreciation and amortization               42,034         56,694         14,892         59,566         59,564         59,564
   Equity in losses (income) in
    local partnerships                        334,756      1,010,334        249,437      1,146,270      1,103,435        745,147
                                           -----------    -----------    -----------    -----------    -----------    -----------

Net income (loss) - GAAP basis             $ (237,387)    $ (915,054)    $ (248,851)   $(1,201,158)   $(1,163,683)    $ (831,410)
                                           ===========    ===========    ===========    ===========    ===========    ===========
Taxable income (loss) from
  operations                               $ (209,411)   $(1,154,795)   $(1,444,704)   $(1,528,478)   $(1,596,284)            N/A
                                           ===========    ===========    ===========    ===========    ===========    ===========

Cash generated (used) from
  operations                               $   94,732     $  297,891     $   75,111      $(121,756)    $    1,392     $  (10,220)
Cash generated from sales                           -              -              -              -              -              -
Cash generated from refinancing                     -              -              -              -              -              -

Less: Cash distributions to
investors                                           -              -              -              -              -              -
                                           -----------    -----------    -----------    -----------    -----------    -----------
Cash generated (deficiency) after
cash distributions and special items       $   94,732     $  297,891     $   75,111     $ (121,756)    $    1,392     $  (10,220)
                                           ===========    ===========    ===========    ===========    ===========    ===========





                                                                       A-10

                                                                    UNAUDITED

                                     TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                        (a)   $(4)          $(52)          $(66)          $(69)         $ (72)           N/A
     From recapture                                 -              -              -              -              -            N/A
  Capital gain (loss)                               -              -              -              -              -            N/A

Federal tax credits                         (a)    19             80            104            114            121            N/A
California tax credits                              -              -              -              -              -              -

Cash distributions to investors                     -              -              -              -              -              -

Amount (in percentage terms)
 remaining invested in program
 properties at end of year (original
 total acquisition costs of properties
 retained divided by total original
 acquisition costs of all properties)            100%           100%           100%           100%           100%           100%
--------------------------------------

(a) Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(b) Year end was changed in 1999 for GAAP. GAAP information is for three months ended March 31, 1999 and tax information is for year ended December 31, 1999.
(c) GAAP information is for year ended March 31, 2000 and tax information is for year ended December 31, 2000.
(d) GAAP information is for year ended March 31, 2001 and tax information is for year ended December 31, 2001.
(e)       GAAP information is for year ended March 31, 2002.

                                                 1997           1998        1999(b)        2000(c)        2001(d)        2002(e)
                                           -----------    -----------    -----------    -----------    -----------    -----------
(f)       Operating expenses include
          reimbursements to the general
            partner as follows:            $   28,415     $   30,138     $   14,575     $   48,058     $   32,502     $   31,371

N/A Tax results are not available until the preparation of the partnership's 2002 tax returns.

                                                                    UNAUDITED

                                                           TABLE III

                                             OPERATING RESULTS OF PRIOR PROGRAMS

                                                           CHTC IV-5


                                                 1997           1998           1999           2000           2001        2002(a)
                                           -----------    -----------    -----------    -----------    -----------    -----------

Gross revenue                              $   78,454     $   65,634     $   75,185     $   40,042     $   33,162     $    1,912
Less:
   Operating expenses (b)                      25,517         31,242         50,935         31,484         28,377          6,356
   Interest                                         -              -              -              -              -              -
   Depreciation and amortization               11,352         12,319         12,385         12,846         12,846          3,211
   Equity in losses (income) in
    local partnerships                        146,305        220,498        300,929        347,054        311,778         85,216
                                           -----------    -----------    -----------    -----------    -----------    -----------
Net income (loss) - GAAP basis             $ (104,720)    $ (198,425)    $ (289,064)    $ (351,342)    $ (319,839)    $  (92,871)
                                           ===========    ===========    ===========    ===========    ===========    ===========
Taxable income (loss) from operations      $  (84,003)    $ (198,375)    $ (338,394)    $ (362,342)    $ (418,254)           N/A
                                           ===========    ===========    ===========    ===========    ===========    ===========
Cash generated (used) from operations      $  (39,216)    $   49,804     $   20,411     $  (13,995)    $    9,811     $   (1,148)
Cash generated from sales                           -              -              -              -              -              -
Cash generated from refinancing                     -              -              -              -              -              -

Less: Cash distributions to
investors                                           -              -              -              -              -              -

Cash generated (deficiency) after          -----------    -----------    -----------    -----------    -----------    -----------
cash distributions and special items       $  (39,216)    $   49,804     $   20,411     $  (13,995)    $    9,811     $   (1,148)
                                           ===========    ===========    ===========    ===========    ===========    ===========



                                                                       A-12

                                                                    UNAUDITED

                                             TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED
Federal income tax results
  Ordinary income (loss)
     From operations                             $(13)          $(30)          $(19)          $(55)          $(64)           N/A
     From recapture                                 -              -              -              -              -              -
  Capital gain (loss)                               -              -              -              -              -              -

Federal tax credits                                31             76             95            107            109            N/A
California tax credits                             67             67             67             15              -              -

Cash distributions to investors                     -              -              -              -              -              -

Amount (in percentage terms)
 remaining invested in program
 properties at end of year (original
 total acquisition costs of properties
 retained divided by total original              100%           100%           100%           100%           100%           100%
 acquisition costs of all properties)
--------------------------------------

(a)   Three months ended March 31, 2002 - unaudited.

                                              1997            1998           1999           2000           2001         2002(a)
                                           -----------    -----------    -----------    -----------    -----------    -----------
(b)   Operating expenses include
      reimbursements to the general
      partner as follows:                           -     $   15,153     $   27,386     $   13,046     $    8,140     $  1,568

N/A   Tax results are  not available until the preparation of the partnership's 2002 tax returns

                                                                    UNAUDITED

                                                       TABLE III

                                         OPERATING RESULTS OF PRIOR PROGRAMS

                                                       HTCF VI-5


                                              1997(a)           1998        1999(c)        2000(d)        2001(e)        2002(f)
                                           -----------    -----------    -----------    -----------    -----------    -----------


Gross revenue                              $   10,012     $  286,005     $   14,427     $  130,017     $   53,074     $   10,758
Less:
   Operating expenses (g)                       7,843         73,811         20,249        121,895        347,447        188,864
   Interest                                         -             16              -              -              -              -
   Write off of advances to a                                                                                   -              -
     local partnership                              -              -              -        402,243
   Depreciation and amortization                2,256         47,350         15,334         64,459         64,536         64,536
   Loss from sale of securities                     -              -              -        188,483              -              -
   Equity in losses (income) in
   local partnerships                          (2,395)       110,194         22,000      1,139,225      1,803,882      1,365,625
                                           -----------    -----------    -----------    -----------    -----------    -----------
Net income (loss) - GAAP basis             $    2,308     $   54,634     $  (43,156)   $(1,786,288)   $(2,162,791)   $(1,608,267)
                                           ===========    ===========    ===========    ===========    ===========    ===========
Taxable income (loss) from
operations                                 $    9,308     $  (78,171)    $ (854,148)   $(2,999,847)   $(1,801,732)           N/A
                                           ===========    ===========    ===========    ===========    ===========    ===========
Cash  generated (used) from
operations                                 $    1,839     $ (115,775)    $   15,016     $ (209,600)    $  (59,867)    $  (17,046)
Cash generated from sales                           -              -              -              -              -              -
Cash generated from refinancing                     -              -              -              -              -              -

Less: Cash  distributions to
investors                                           -              -              -              -              -              -
                                           -----------    -----------    -----------    -----------    -----------    -----------
Cash generated  (deficiency) after
cash distributions and special items       $    1,839     $ (115,775)    $   15,016     $ (209,600)    $  (59,867)    $  (17,046)
                                           ===========    ===========    ===========    ===========    ===========    ===========



                                                                        A-14

                                                                     UNAUDITED

                                         TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                          (b)  $1       (b)  $(4)        $  (30)        $ (119)          $(72)           N/A
     From recapture                                 -              -              -              -              -            N/A
  Capital gain (loss)                               -              -             (8)             -              -            N/A

Federal tax credits                                 -       (b)   20             48             84            111            N/A
California tax credits                              -              -              -              -              -

Cash distributions to investors                     -              -              -              -              -              -

Amount (in percentage terms)
 remaining invested in program
 properties at end of year (original
 total acquisition costs of properties
 retained divided by total original
 acquisition costs of all properties)            100%           100%           100%           100%            100%          100%
--------------------------------------

(a)    Partial year of operations.
(b)    Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c)    Year end was changed in 1999 for GAAP. GAAP information is for three months ended March 31, 1999 and tax information is for year ended
       December 31, 1999.
(d)    GAAP information is for year ended March 31, 2000 and tax information is for year ended December 31, 2000.
(e)    GAAP information is for year ended March 31, 2001 and tax information is for year ended December 31, 2001.
(f)    For year ended March 30, 2002.
                                              1997            1998         1999(c)        2000 (d)        2001(e)       2002 (f)
                                           -----------    -----------    -----------    -----------    -----------    -----------
(g)    Operating expenses include
       reimbursements  to the general
       partner as follows:                          -              -              -     $   84,007     $   55,073     $   62,336

 N/A Tax results are not available until the preparation of the partnership's 2002 tax returns.

                                                            UNAUDITED

                                                  TABLE III

                                     OPERATING RESULTS OF PRIOR PROGRAMS

                                                  HTCF VI-6

                                              1998(a)        1999(c)        2000(d)        2001(e)        2002(f)
                                           -----------    -----------    -----------    -----------    -----------
Gross revenue                              $    6,003     $   15,869     $  237,012     $  132,756     $   33,802
Less:
   Operating expenses (g)                       4,449         13,911         93,824        120,255        128,796
   Interest                                         -              -              -              -              -
   Depreciation and amortization                3,055          5,207         45,616         51,548         51,548
   Loss from sale of securities                     -              -         85,727              -              -
   Equity in losses (income) in
     local partnerships                       (60,610)       (47,263)       520,281        813,901      1,136,238
                                           -----------    -----------    -----------    -----------    -----------
Net income (loss) - GAAP basis             $   59,109     $   44,014     $ (508,436)    $( 852,948)   $(1,282,780)
                                           ===========    ===========    ===========    ===========    ===========
Taxable income (loss) from operations      $   (2,843)    $ (422,354)    $ (838,425)    $1,138,281            N/A
                                           ===========    ===========    ===========    ===========    ===========

Cash generated (used) from operations      $    1,554     $   34,356     $   28,533     $   56,115     $  (76,258)
Cash generated from sales                           -              -              -              -              -
Cash generated from refinancing                     -              -              -              -              -

Less:  Cash distributions to investors                             -              -              -              -
                                           -----------    -----------    -----------    -----------    -----------
Cash generated (deficiency) after cash
  distributions and special items             $ 1,554       $ 34,356     $   28,533     $   56,115     $  (76,258)
                                           ===========    ===========    ===========    ===========    ===========




                                                                       A-16

                                                                    UNAUDITED

                                   TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                          (b) $(1)        (b) $2           $(40)         $ (55)           N/A
     From recapture                                 -              -              -              -            N/A
  Capital gain (loss)                               -              -              -              -            N/A


Federal tax credits                                 -             25             72             84            N/A
California tax credits                              -              -              -              -              -

Cash distributions to investors                     -              -              -              -              -

Amount (in percentage terms)
 remaining invested in program
 properties at end of year (original
 total acquisition costs of properties
 retained divided by total original
 acquisition costs of all properties)            100%           100%           100%           100%            100%
--------------------------------------

(a)      Partial year of operations.
(b)      Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c)      Year end was changed in 1999 for GAAP. GAAP information is for three months ended March 31, 1999 and tax information is for year ended
         December 31, 1999.
(d)      GAAP information is for year ended March 31, 2000 and tax information is for the year ended December 31, 2000.
(e)      GAAP information is for year ended March 31, 2001 and tax information is for the year ended December 31, 2001.
(f)      For year ended March 30, 2002.
                                               1998          1999(c)        2000(d)       2001 (e)       2002 (f)
                                           -----------    -----------    -----------    -----------    -----------
(g)      Operating expenses include
         reimbursements  to the general
         partner as follows:               $    3,000              -     $   23,808     $   52,604     $   32,456


 N/A Tax results are not available until the preparation of the partnership's 2002 tax returns.

                                                        UNAUDITED

                                                 TABLE III

                                     OPERATING RESULTS OF PRIOR PROGRAMS

                                        \------------------------HTCF VI-7-------------------------/

                                             1999(a)        2000(c)        2001(d)        2002(e)
                                          -----------    -----------    -----------    -----------

Gross revenue                             $        -     $   36,456     $  343,152       $144,543
Less:
   Operating expenses (f)                          -          4,356         69,027        165,089
   Interest                                        -              -
   Depreciation and amortization                   -          4,398              -              -
   Loss from sale of securities                    -              -         40,617         56,916
   Equity in losses (income) in
     local partnerships                            -              -         90,404        622,249
                                          -----------    -----------    -----------    -----------
Net income (loss) - GAAP basis            $        -     $   27,702     $  143,104     $ (699,711)
                                          ===========    ===========    ===========    ===========
Taxable income (loss) from operations     $    4,672     $ (404,406)    $ (700,285)            N/A
                                          ===========    ===========    ===========    ===========

Cash generated (used) from operations     $        -     $   27,424     $  304,387     $   83,855
Cash generated from sales                          -              -              -              -
Cash generated from refinancing                    -              -              -              -

Less:  Cash distributions to investors             -              -              -              -
                                          -----------    -----------    -----------    -----------
Cash generated (deficiency) after cash
  distributions and special items         $        -     $   27,424     $  304,387     $   83,855
                                          ===========    ===========    ===========    ===========



                                                   A-18

                                                UNAUDITED

                                TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                         (b) $(1)      (b) $(22)         $ (37)           N/A
     From recapture                                -              -              -            N/A
  Capital gain (loss)                              -              -              -            N/A


Federal tax credits                                -       (b)    5             35            N/A
California tax credits                             -              -              -              -

Cash distributions to investors                    -              -              -              -

Amount (in percentage terms)
 remaining invested in program
 properties at end of year (original
 total acquisition costs of properties
 retained divided by total original
 acquisition costs of all properties)            100%           100%           100%           100%
--------------------------------

(a)      No operations for GAAP for year ended March 31,1999.  Partial year for tax information for the year ended December 31, 1999.
(b)      Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(c)      GAAP information is for year ended March 31, 2000 and tax information is for the year ended
         December 31, 2000.
(d)      GAAP information is for year ended March 31, 2001 and tax information is for the year ended
         December 31, 2001.
(e)      For year ended March 31, 2002.

                                                1999       2000 (c)       2001 (d)       2002 (e)
                                          -----------    -----------    -----------    -----------
(f)      Operating expenses include
         reimbursements to the general
         partner as follows:                       -     $    3,565     $   36,542     $   45,386

 N/A Tax results are not available until the preparation of the partnership's 2002 tax returns.




                                              A-19
                                           UNAUDITED

                                             TABLE III

                                OPERATING RESULTS OF PRIOR PROGRAMS

                                    \--------------HTCF VI-8--------------/  \--------HTCF VI-9--------/

                                             2001(b)        2002(c)                       2002(c)
                                          -----------    -----------                   -----------

Gross revenue                             $    8,800     $   58,186                    $      441
Less:
   Operating expenses (d)                      5,607         40,830                         7,790
   Interest                                      475              -                             -
   Depreciation and amortization                   -         22,605                           189
   Loss from sale of securities                    -              -                             -
   Equity in losses (income) in
     local partnerships                            -        (98,083)                            -
                                          -----------    -----------                   -----------

Net income (loss) - GAAP basis            $    2,718     $   92,834                    $   (7,538)
                                          ===========    ===========                   ===========

Taxable income (loss) from operations     $  (10,210)           N/A                           N/A
                                          ===========    ===========                   ===========

Cash generated (used) from operations     $    2,257     $   30,989                    $      415
Cash generated from sales                          -              -                             -
Cash generated from refinancing                    -              -                             -
Less:  Cash distributions to investors             -              -                             -
                                          -----------    -----------                   -----------

Cash generated (deficiency) after cash
  distributions and special items         $    2,257     $   30,989                    $      415
                                          ===========    ===========                   ===========







                                              A-20
                                           UNAUDITED

                         TAX AND DISTRIBUTION DATA PER $1,OOO INVESTED

Federal income tax results
  Ordinary income (loss)
     From operations                         (a) $(1)           N/A                           N/A
     From recapture                                -            N/A                           N/A
  Capital gain (loss)                              -            N/A                           N/A


Federal tax credits                          (a)   3            N/A                           N/A
California tax credits                             -              -                             -


Cash distributions to investors                    -              -                             -

Amount (in percentage terms)
 remaining invested in program
 properties at end of year (original
 total acquisition costs of properties
 retained divided by total original
 acquisition costs of all properties)            100%           100%                          100%
--------------------------------

(a) Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amount shown is that allocated to initial investors.
(b) GAAP information is for year ended March 31, 2001 and tax information is for the year ended December 31, 2001.
(c)      For year ended March 31, 2002.

                                            2001 (b)       2002 (c)                      2002 (c)
                                          -----------    -----------                   -----------
(d)      Operating expenses include
         reimbursements to the general
         partner as follows:              $    6,349     $   30,156                    $      577

 N/A Tax results are not available until the preparation of the partnership's 2002 tax returns.




                                            A-21
                                         UNAUDITED

                                    TABLE IV


TABLE IV requires a presentation of the results of public programs that have completed operations during the five years ended March 31, 2002. As no public programs completed operations during that period, no Table IV is presented.

                                     TABLE V

TABLE V presents the sales or disposals of property by public partnerships sponsored by the Sponsor during the three years ended March 31, 2002.

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

                        (April 1, 1999 - March 31, 2002)

                                                                        HTCF V-3
                                                                        --------

                                                                 Evergreen Apts.
                                                                 ---------------

Date property acquired                                                 11/14/95
Date of sale                                                            7/18/01


Selling price, net of closing costs and GAAP adjustments:

  Cash received (disbursed) net of closing costs                 $      168,953
  Mortgage  balance and accrued interest at time of sale                635,000
  Purchase money mortgage taken back by program                               -
  Adjustments resulting from application of GAAP                              -
                                                                 ---------------
    Total                                                        $      803,953
                                                                 ===============

Cost of properties including closing and soft costs

  Original mortgage financing                                    $      974,425
  Total acquisition cost, capital
     improvements, closing and soft costs(c)                            655,710
                                                                 ---------------
  Total                                                          $    1,630,135
                                                                 ===============

Excess (Deficiency) of property
 operating cash receipts over cash
 expenditures(d)                                                 $     (220,700)
                                                                 ===============
--------------------------------

(a)      Sale was not to a related party.
(b)      All taxable income was reported as Section 1231 income.
(c)      Amounts shown do not include pro rata share of original offering costs.
(d) Costs incurred in the administration of the partnership and not related to the operation of the property are not included.

                                    UNAUDITED